UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to § 240.14a-12

GENTIVA HEALTH SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 27, 2012

Dear Shareholder:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Gentiva Health Services, Inc. to be held on Thursday, May 10, 2012, at 9:30 a.m., at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339.

Details about the meeting, nominees for the Board of Directors and other matters to be acted upon are presented in the Notice of Annual Meeting of Shareholders and the proxy statement that follow.

Your vote is important. You may vote and submit your proxy via the Internet, by telephone or by signing, dating and returning a proxy card. This will assure that your shares will be represented and voted at the Annual Meeting even if you do not attend.

Thank you for your continued support, and we look forward to greeting you personally at the meeting if you are able to be present.

Sincerely,

Tony Strange
Chairman, Chief Executive Officer and President

GENTIVA HEALTH SERVICES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 10, 2012

The 2012 Annual Meeting of Shareholders of Gentiva Health Services, Inc., a Delaware corporation, will be held on Thursday, May 10, 2012, at 9:30 a.m., at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, for the following purposes:

(1)	To elect eight directors, each to serve until the 2013 Annual Meeting of Shareholders;

(2)	To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

(3)	To consider and conduct a non-binding advisory vote regarding the compensation of our named executive officers;

(4)	To consider and vote upon a proposal to amend the Gentiva Health Services, Inc. Stock & Deferred Compensation Plan for Non-Employee Directors;

(5)	To consider and vote upon a proposal to amend the Gentiva Health Services, Inc. Employee Stock Purchase Plan; and

(6)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting in person, we urge you to vote your shares via the toll-free number or over the Internet. If you received a copy of the proxy by mail, you may sign, date and return the proxy in the envelope provided. Only shareholders of record at the close of business on March 12, 2012 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

John N. Camperlengo
Senior Vice President, General Counsel and Secretary

Dated: March 27, 2012

Atlanta, Georgia

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND. PLEASE VOTE VIA THE INTERNET, BY TELEPHONE OR BY COMPLETING AND RETURNING THE PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY. IF YOU DO ATTEND AND DECIDE TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY.

PROXY STATEMENT

GENERAL INFORMATION

Introduction

We are providing this proxy statement to the shareholders of Gentiva Health Services, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the 2012 Annual Meeting of Shareholders and at any adjournments of that meeting. The 2012 Annual Meeting of Shareholders of Gentiva Health Services, Inc. will be held on Thursday, May 10, 2012, at 9:30 a.m., at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

In accordance with the rules and regulations of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each shareholder, we are furnishing such materials to our shareholders on the Internet. If you have received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials is first being sent to shareholders on or about March 27, 2012. The proxy statement and the accompanying proxy are first being made available to shareholders on or about March 27, 2012. Only shareholders of record at the close of business on March 12, 2012 are entitled to vote at the Annual Meeting.

When used in this proxy statement, the terms “we,” “us,” “our” and “Gentiva” refer to Gentiva Health Services, Inc.

The securities that can be voted at the Annual Meeting consist of our common stock, $.10 par value per share. At the close of business on March 12, 2012, the record date for determining shareholders entitled to vote at the Annual Meeting, 30,901,852 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Voting Procedures

You may vote on the Internet or by telephone or, if you received a copy of the proxy by mail, by completing, signing, dating and returning the proxy promptly in the envelope provided. Any executed proxies received with no instructions, whether the proxies come from shareholders who are “shareholders of record” (meaning the shares are registered directly in their name) or shareholders who are “beneficial owners” (meaning that the shares are held in a stock brokerage account or by a bank or other nominee), will be voted in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote FOR all of the nominees to the Board of Directors, FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, FOR the compensation of our named executive officers as described in this proxy statement, FOR the approval of the amendment to the Gentiva Health Services, Inc. Stock & Deferred Compensation Plan for Non-Employee Directors and FOR the approval of the amendment to the Gentiva Health Services, Inc. Employee Stock Purchase Plan.

Revocability of Proxies

A shareholder of record who grants a proxy may revoke it at any time before it is voted by giving notice in writing to our Secretary, by subsequently voting on the Internet or by telephone, by granting a subsequent proxy, or by appearing in person and voting at the meeting. Any shareholder attending the meeting and entitled to vote may vote in person whether or not the shareholder has previously submitted a proxy. Please note, however, that under the rules of the national stock exchanges, any beneficial owner of our common stock whose shares are held in street name by a member brokerage firm may revoke his or her proxy and vote his or her shares in person at the meeting only in accordance with applicable rules and procedures of the exchanges as followed by the beneficial owner’s brokerage firm.

Quorum; Broker Non-Votes; Abstentions

Quorum: A majority of all the shares of common stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum at the meeting. Proxies marked as abstentions or withhold authority and “broker non-votes” (as explained below) are counted in determining whether a quorum is present.

Broker Non-Vote: Under applicable regulations, if a broker holds shares on your behalf and you do not instruct your broker how to vote those shares on a matter considered “routine,” the broker may generally vote your shares for you. A “broker non-vote” occurs when a broker has not received voting instructions from you on a “non-routine” matter, in which case the broker does not have authority to vote your shares with respect to such matter. We believe that Proposals 1, 3, 4 and 5 are “non-routine” matters and as such the broker is not authorized to vote your shares on such proposals absent instructions from you. A “broker non-vote” will not be considered a vote for or a vote against a proposal, but will have the effect of reducing the number of affirmative votes required to achieve a majority vote.

Abstentions: An abstention with respect to the election of directors, the adoption of an amendment to our Stock & Deferred Compensation Plan for Non-Employee Directors and the adoption of an amendment to our Employee Stock Purchase Plan is neither a vote cast “for” the proposal nor a vote cast “against” the proposal and, therefore, will have no effect on the outcome of the vote. Abstentions with respect to the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm and the advisory vote on compensation of our named executive officers will have the same effect as voting “against” the proposal.

Inspector of Election: Broadridge Financial Solutions, Inc. will count the votes and provide an Inspector of Election at the meeting.

Additional Matters

Our principal executive offices are located at 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. Gentiva was incorporated in Delaware in August 1999.

We are making available to you a copy of our 2011 Annual Report to Shareholders, including a copy of our Form 10-K for the fiscal year ended December 31, 2011, with the Notice of Annual Meeting of Shareholders and proxy statement on the website www.proxyvote.com. The Annual Report and Form 10-K are not deemed part of the soliciting material for the proxy.

If you would like directions to attend the Annual Meeting and vote in person, please call us at (770) 951-6450.

PROPOSAL 1

ELECTION OF DIRECTORS

All our directors stand for election on an annual basis and serve a one-year term upon election. In addition, any director elected by the Board of Directors to fill a newly created directorship or to fill a vacancy on the Board of Directors will hold office for a term ending at the next annual meeting of shareholders after the director’s election or until such director’s successor shall have been duly elected and qualified.

Our Board of Directors currently consists of nine members, Robert S. Forman, Jr., Victor F. Ganzi, Philip R. Lochner, Jr., Ronald A. Malone, Stuart Olsten, Sheldon M. Retchin, Tony Strange, Raymond S. Troubh and Rodney D. Windley, eight of whom are standing for re-election at this year’s Annual Meeting. In December 2011, Ronald A. Malone informed Victor F. Ganzi, the Lead Director of our Board of Directors, that he would not stand for re-election at the Annual Meeting, and on March 14, 2012, our Board of Directors voted to reduce the number of directors that constitute the entire Board of Directors from nine to eight, effective as of the Annual Meeting. Each of the members who is standing for re-election has consented to serve another term as a director if re-elected. The Compensation, Corporate Governance and Nominating Committee of the Board of Directors recommended the slate of eight nominees to the Board of Directors for its approval. The Board of Directors has recommended the slate of eight nominees to the shareholders for approval at the Annual Meeting.

On November 2, 2011, our Board of Directors approved an amendment to our Amended and Restated By-Laws, as amended, to change from plurality voting to majority voting in uncontested director elections. Except in the event of a contested election, each director to be elected by shareholders shall be elected by the vote of the majority of the votes cast at a meeting for the election of directors at which a quorum is present. A “majority of votes cast” means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against.” Votes cast exclude “abstentions” and any “broker non-votes” with respect to that director’s election. In the event of a contested election, directors shall be elected by the vote of a plurality of the votes cast at a meeting for the election of directors at which a quorum is present. If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the proxies may be voted for a substitute nominee or nominees.

As part of the implementation of majority voting for the election of directors in uncontested elections, we amended our Corporate Governance Guidelines to include a resignation policy, which provides, among other things, that if a nominee for our Board of Directors does not receive a majority of votes cast such nominee must tender his or her resignation within ten business days, the Compensation, Corporate Governance and Nominating Committee of the Board of Directors must recommend to our Board of Directors whether such resignation should be accepted or rejected, and our Board of Directors must take final action no later than 90 days after the shareholder vote.

The Board of Directors recommends that you vote FOR the election of Robert S. Forman, Jr., Victor F. Ganzi, Philip R. Lochner, Jr., Stuart Olsten, Sheldon M. Retchin, Tony Strange, Raymond S. Troubh and Rodney D. Windley.

Information as to Nominees for Director

The following information, as reported to us, is shown below for each nominee for director: name, age and principal occupation; period during which the nominee has served as a director; position, if any, with us; certain business experience; other directorships held; and any committees of our Board of Directors on which the nominee serves. We also include the specific attributes and experience of a nominee on which our Board of Directors focused in nominating that individual for election as director.

Robert S. Forman, Jr.

Mr. Forman has served as a director of Gentiva and a member of the Audit Committee of the Board of Directors since September 2009, serving as chairman of that committee since May 2011, and as a member of the Clinical Quality Committee of the Board of Directors since May 2010. Mr. Forman was the founder, president and chief executive officer of IMI Systems, Inc., an international computer consulting firm specializing in the design and implementation of service order and billing systems in the telecommunications industry. In 1995, Olsten Corporation acquired IMI Systems, Inc. and Mr. Forman was an executive vice president of Olsten Corporation until 1997. Since leaving Olsten, Mr. Forman served on the boards of several private information technology consulting companies. He currently serves on the Advisory Board of Rensselaer Polytechnic Institute’s IT School. Mr. Forman is 72 years old. In nominating Mr. Forman for re-election as a director, our Board of Directors focused on his past experience as a founder and chief executive officer of IMI Systems, Inc., and his rich and extensive background in technology as important attributes and experience for his continuing to serve as one of our directors.

Victor F. Ganzi

Mr. Ganzi has served as a director of Gentiva since November 1999 and as Lead Director of the Board of Directors since May 2009. He has served as a member of the Audit Committee of the Board of Directors since November 1999, serving as chairman of that committee from November 1999 to May 2009, and has served as chairman of the Compensation, Corporate Governance and Nominating Committee of the Board of Directors since May 2009, having served as a member of predecessor committees of that committee since May 2008. He served as a director of Olsten Corporation from 1998 until March 2000. He was president and chief executive officer of The Hearst Corporation, a private diversified communications company with interests in magazine, newspaper and business publishing, television and radio stations and cable programming networks, from June 2002 to June 2008. He is a director, chairman of the audit committee and member of the corporate governance and nominating committee of Towers Watson & Co. and was a director of Hearst-Argyle Television, Inc. from 1997 to 2008 and a director of Wyeth from 2005 to 2009. Mr. Ganzi is 65 years old. In nominating Mr. Ganzi for re-election as a director, our Board of Directors focused on his past experience as chief executive officer, chief financial officer and chief legal officer of The Hearst Corporation and the knowledge of Gentiva that he has gained and shared from serving as a director and member of our Audit Committee since 1999 as important attributes and experience for his continuing to serve as one of our directors.

Philip R. Lochner, Jr.

Mr. Lochner has served as a director of Gentiva and a member of the Compensation, Corporate Governance and Nominating Committee of the Board of Directors since September 2009 and as a member of the Clinical Quality Committee of the Board of Directors since May 2010. Mr. Lochner currently is a director and member of the audit committee and the director affairs/corporate governance committee of CLARCOR Inc., the presiding director and member of the audit committee and the executive committee and chairman of the governance and public responsibility committee of CMS Energy Corporation and a director and member of the audit committee and the nominating and governance committee of Crane Co. During the past five years, at various times, Mr. Lochner was a director of Apria Healthcare Group Inc., GTECH Holdings Corporation, Monster Worldwide, Inc. and Solutia Inc. From 1991 until 1998, Mr. Lochner was senior vice president and chief administrative officer of Time Warner Inc. Prior to that, from 1990 to 1991, he served as a Commissioner of the Securities and Exchange Commission. He has also previously served as a member of the board of governors of the National Association of Securities Dealers and of the American Stock Exchange. Mr. Lochner is 69 years old. In nominating Mr. Lochner for re-election as a director, our Board of Directors focused on his expertise in the area of corporate governance and compensation, his prior service as a Commissioner of the Securities and Exchange Commission and his varied service on the board of directors and board committees of several public companies as important attributes and experience for his continuing to serve as one of our directors.

Stuart Olsten

Mr. Olsten has served as a director of Gentiva since November 1999, as a member of the Audit Committee of the Board of Directors since May 2008 and as a member of the Compensation, Corporate Governance and Nominating Committee of the Board of Directors since May 2009. He served as a director of Olsten Corporation from 1986 until March 2000. From 1990 to March 2000, at various times, he served as Olsten Corporation’s chairman of the board of directors, vice chairman and president. From 2001 to March 2007, Mr. Olsten was the chairman of the operating board of MaggieMoo’s International, LLC and was its president and chief executive officer in 2003. Mr. Olsten serves on the boards of private online employment service companies HireReach, Inc. and IvyExec, Inc., as well as on the board of HarQen, Inc., a voice asset management company. He is on the Advisory Board of the Syracuse University School of Management. Mr. Olsten is 59 years old. In nominating Mr. Olsten for re-election as a director, our Board of Directors focused on his extensive background in employment services and the knowledge of Gentiva that he has gained and shared from serving as a director since 1999 as important attributes and experience for his continuing to serve as one of our directors.

Sheldon M. Retchin, M.D., M.S.P.H.

Dr. Retchin has served as a director of Gentiva and a member of the Clinical Quality Committee of the Board of Directors since September 2009 and as a member of the Audit Committee of the Board of Directors since May 2010. Since 2003, Dr. Retchin has served as the chief executive officer of the Virginia Commonwealth University Health System in Richmond, Virginia, and as vice president for health sciences at Virginia Commonwealth University. The Virginia Commonwealth University Health System is a large academic health center in Central Virginia and delivers primary and tertiary health care to the mid-atlantic region. Dr. Retchin is a professor in the departments of internal medicine, gerontology and health administration and is a national expert in health policy and health care delivery, with special expertise on the costs, quality and alternative financing strategies for the Medicare program. He has over 80 publications on the costs and quality of care and has had appointments on numerous national panels regarding health care and the health professional workforce. Dr. Retchin is 61 years old. In nominating Dr. Retchin for re-election as a director, our Board of Directors focused on his clinical and executive leadership in the health care field and his recognized expertise in health policy and health care delivery, especially regarding the Medicare program, as important attributes and experience for his continuing to serve as one of our directors.

Tony Strange

Mr. Strange has served as our chairman of the Board of Directors since May 2011, as a director of Gentiva and as our chief executive officer since January 2009, and as our president since November 2007. He served as chief operating officer of Gentiva from November 2007 to May 2009 and as executive vice president of Gentiva and president of our home health division from February 2006 to November 2007. From 2001 to February 2006, Mr. Strange served as president and chief operating officer of The Healthfield Group, Inc. Mr. Strange joined Healthfield in 1990 and served in other capacities, including regional manager, vice president of development and chief operating officer, until being named president in 2001. He is a director of the National Association for Home Care & Hospice. Mr. Strange is 49 years old. In nominating Mr. Strange for re-election as a director, our Board of Directors focused on his leadership and execution as our chairman and chief executive officer in growing Gentiva, driving and integrating Gentiva’s acquisition of Odyssey HealthCare and setting and communicating the proper cultural and behavioral tone as important attributes and experience for his continuing to serve as one of our directors.

Raymond S. Troubh

Mr. Troubh has served as a director of Gentiva since November 1999, as a member of the Audit Committee of the Board of Directors since May 2000, serving as chairman of that committee from May 2009 to May 2011, and as a member of the Compensation, Corporate Governance and Nominating Committee of the Board of

Directors and its predecessor committees since November 1999. He served as a director of Olsten Corporation from 1993 until March 2000. He has been a financial consultant for more than five years. He is a director, member of the compensation committee and member of the audit committee of Diamond Offshore Drilling Inc., a director and member of the compensation committee of General American Investors Company, and a director and member of the audit committee and the nominating and corporate governance committee of The Wendy’s Company. He was a director of Sun Times Media Group from 2006 to 2007. Mr. Troubh is 85 years old. In nominating Mr. Troubh for re-election as a director, our Board of Directors focused on his seasoned experience from having served on the board of directors and board committees of varied public companies, his vision and expertise in matters of corporate governance, his former selection as Director of the Year by the National Association of Corporate Directors and the knowledge of Gentiva that he has gained and shared as a director and member of our Audit Committee and Compensation, Corporate Governance and Nominating Committee since 1999 as important attributes and experience for his continuing to serve as one of our directors.

Rodney D. Windley

Mr. Windley has served as a director of Gentiva since February 2006, when he was elected to the Board of Directors and appointed vice chairman of the Board of Directors in connection with the completion of our acquisition of The Healthfield Group, Inc. He has served as a member of the Clinical Quality Committee of the Board of Directors since May 2008, serving as chairman since May 2009. Mr. Windley, Healthfield’s founder, had served as its chairman and chief executive officer since its inception in 1986 until the completion of the acquisition. Mr. Windley is the chairman of Prom Queen, LLC, a private real estate holding and restaurant development company, chairman of RDW Ventures, LLC, a private equity firm, and chairman of Gulf Coast Hatteras, Inc., a private yacht and sport fishing dealership. Mr. Windley is president of the Georgia Association for Home Care and is also chair emeritus of Fragile Kids Foundation, Inc., having started the charity in 1992. Mr. Windley is 64 years old. In nominating Mr. Windley for re-election as a director, our Board of Directors focused on his past experience as founder and chief executive officer of Healthfield, his financial and entrepreneurial background and his expansive knowledge of the health care industry as important attributes and experience for his continuing to serve as one of our directors.

CORPORATE GOVERNANCE

Independent Directors

In accordance with the listing standards of The Nasdaq Stock Market, Inc. (“NASDAQ”), we ensure that at least a majority of our Board of Directors is independent under the NASDAQ definition of independence, and that the members of the Board of Directors as a group maintain the requisite qualifications under NASDAQ listing standards for populating the Audit Committee and the Compensation, Corporate Governance and Nominating Committee. The Compensation, Corporate Governance and Nominating Committee and the Board of Directors have determined that Robert S. Forman, Jr., Victor F. Ganzi, Philip R. Lochner, Jr., Stuart Olsten, Sheldon M. Retchin and Raymond S. Troubh do not have any relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and are independent in accordance with NASDAQ listing standards. In addition, we define “independent director” in the charters of the Audit Committee and the Compensation, Corporate Governance and Nominating Committee, both of which may be found on our website at www.gentiva.com under the Investors section. Each member of the Audit Committee and the Compensation, Corporate Governance and Nominating Committee is independent in accordance with the NASDAQ listing standards and, in the case of a member of the Audit Committee, in accordance with the rules of the Securities and Exchange Commission, and satisfies the definition of “independent director” set forth in the respective committee charter.

The independent directors generally meet in executive session on the dates when regularly scheduled Board of Directors meetings are held. Mr. Ganzi, the Lead Director, presides over the executive sessions of the independent directors.

Meetings of the Board of Directors and its Committees

During the past fiscal year, the Board of Directors held nine meetings and one strategic planning retreat. The Board of Directors has three standing committees: an Audit Committee; a Clinical Quality Committee; and a Compensation, Corporate Governance and Nominating Committee. Except for Mr. Malone’s service as a member of the Clinical Quality Committee and Mr. Windley’s service as chairman and a member of the Clinical Quality Committee, each member of each committee is “independent.”

During 2011, each incumbent director attended at least 75% of the aggregate number of meetings held by the Board of Directors and all committees on which the director served during the period that the director served. All the members of our Board of Directors attended the 2011 Annual Meeting of Shareholders, except for one director. It is our policy to encourage the members of our Board of Directors to attend the annual meetings.

Audit Committee

The principal functions and responsibilities of the Audit Committee include:

•	overseeing our internal control structure, financial reporting and legal and compliance programs;

•	discussing guidelines and policies with respect to our financial risk assessment and risk management policies with management;

•	reviewing and selecting the independent registered public accounting firm to audit our consolidated financial statements;

•	receiving and acting on reports and comments from our independent registered public accounting firm and approving the firm’s fees;

•	reviewing critical accounting principles and estimates employed in our financial reporting;

•

reviewing our annual audited consolidated financial statements and unaudited quarterly financial statements with management and our independent registered public accounting firm and recommending inclusion of the audited financial statements in our annual report on Form 10-K and the unaudited financial statements in our quarterly reports on Form 10-Q;

•	maintaining direct lines of communication with the Board of Directors and our management, internal auditing staff and independent registered public accounting firm; and

•	reporting to the Board of Directors a summary of its findings and recommendations.

Mr. Forman serves as the chairman, and Messrs. Ganzi, Olsten and Troubh and Dr. Retchin serve as members, of the Audit Committee. The committee met six times in 2011. The Board of Directors has adopted a written charter for the Audit Committee, which is posted on our website at www.gentiva.com under the Investors section. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Board of Directors has determined that each member of the Audit Committee is “independent” under the heightened independence standards required for members of the Audit Committee by the NASDAQ listing standards, the rules of the Securities and Exchange Commission and the Audit Committee charter. The Board of Directors has also determined that Victor F. Ganzi is an “audit committee financial expert,” as that term is defined by rules and regulations of the Securities and Exchange Commission.

Clinical Quality Committee

The principal functions and responsibilities of the Clinical Quality Committee include:

•	providing oversight of our clinical leadership in the development of leading edge clinical strategies and practices;

•	monitoring our performance against established internal and external benchmarking regarding clinical performance and outcomes;

•	facilitating the development of industry best practices based on internal and external data comparisons;

•	fostering enhanced awareness of our clinical performance by the Board of Directors and external sources;

•	establishing a long term, strategic clinical vision for Gentiva; and

•	reporting to the Board of Directors a summary of its findings and recommendations.

Mr. Windley serves as the chairman, and Messrs. Forman, Lochner and Malone and Dr. Retchin serve as members, of the Clinical Quality Committee. The committee met three times in 2011. The Board of Directors has adopted a written charter for the Clinical Quality Committee, which is posted on our website at www.gentiva.com under the Investors section.

Compensation, Corporate Governance and Nominating Committee

The principal functions and responsibilities of the Compensation, Corporate Governance and Nominating Committee include:

•

overseeing and administering our executive compensation policies, plans and practices and establishing and adjusting from time to time compensation for our Chief Executive Officer and our other executive officers;

•

administering and authorizing the issuance of stock options, stock awards and other awards under our 2004 Equity Incentive Plan (amended and restated as of March 16, 2011) and awards under our Executive Officers Bonus Plan;

•	overseeing succession planning for our Chief Executive Officer and other key executives;

•	advising the Board of Directors on trends in compensation programs for directors, with a view towards aligning such compensation with shareholder interests;

•	monitoring and safeguarding the independence of our Board of Directors;

•

seeking, considering and recommending qualified candidates for election as directors and recommending a slate of nominees for election by the shareholders at the annual meeting, subject to the approval of the Board of Directors; and

•	reporting to the Board of Directors a summary of its findings and recommendations.

Mr. Ganzi serves as the chairman, and Messrs. Lochner, Olsten and Troubh serve as members, of the Compensation, Corporate Governance and Nominating Committee. The committee met six times in 2011. The Board of Directors has adopted a written charter for the Compensation, Corporate Governance and Nominating Committee, which is posted on our website at www.gentiva.com under the Investors section. The Board of Directors has determined that each of the members of the committee is an “independent director” as defined under NASDAQ listing standards, is a “non-employee director” as defined in the committee charter and in Rule 16b-3 under the Exchange Act, and is an “outside director” as defined under Section 162(m) of the Internal Revenue Code and related regulations.

Compensation Committee Process

In addition to the functions and responsibilities discussed above, the Compensation, Corporate Governance and Nominating Committee is responsible for establishing goals and objectives relevant to executive compensation, evaluating our executive officers’ performance and proposing guidelines regarding director compensation matters. The committee makes recommendations to our Board of Directors regarding our incentive compensation and equity compensation plans and approves awards under our equity compensation plans. The committee also oversees our benefit plans and evaluates any proposed new retirement or executive benefit plans. The committee may delegate its plan administrative duties and has delegated certain authority to administer Gentiva’s Employee Stock Purchase Plan to our Benefits Plan Administrative Committee, which is appointed by the Board of Directors.

The Compensation, Corporate Governance and Nominating Committee has sole authority, without action of our Board of Directors, to retain and terminate outside advisors, such as compensation consultants. The committee has engaged compensation consultants to provide information and recommendations regarding executive officer compensation, including equity grants and performance cash awards, as discussed in more detail in the Compensation Discussion and Analysis below.

The Compensation, Corporate Governance and Nominating Committee generally receives proposals and information from its compensation consultant and from our Chief Executive Officer for its consideration regarding executive compensation. As discussed below in the Compensation Discussion and Analysis, our Chief Executive Officer works closely with the committee to maintain an open dialogue regarding our goals, progress towards achievement of those goals and expectations for future performance, and makes recommendations regarding the compensation of our executive officers other than himself.

Early in the year, the Compensation, Corporate Governance and Nominating Committee generally reviews our executive officers’ compensation, approves any salary increases (unless approved at the end of the prior year) and long-term incentives, evaluates and approves discretionary retirement contributions and the annual incentive bonus awards for the prior year, and establishes the performance goals for the upcoming year. Throughout the year, the committee oversees recruiting for senior executive positions and approves compensation for newly hired or promoted senior executives. The committee also reviews our general employee benefit plans and approves changes as needed. At the end of the year, the committee generally meets to review executive compensation and discuss potential compensation to be approved for the following year, and may approve salary increases or other compensation matters for the following year.

Compensation Risk Assessment

The Compensation, Corporate Governance and Nominating Committee has evaluated our compensation program to ensure that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on Gentiva.

We believe that we have minimized the potential for excessive risk taking in our annual cash incentive program by:

•	emphasizing long-term compensation that utilizes a balanced portfolio of compensation elements, such as cash and equity, and focuses on sustained performance over time;

•	adopting and implementing share ownership guidelines for executive officers;

•

setting performance goals for our executive officers and other employee participants that generally include quantitative and qualitative criteria, some of which would conflict with taking excessive risks to achieve short-term gain; and

•	retaining the ability to utilize negative discretion in determining annual cash incentive awards if an executive officer or other employee participant takes unnecessary or inappropriate risks.

The other two principal elements of our compensation program—base salaries and long-term incentive awards—are either risk neutral or help lower risk. Annual base salary increases for our executive officers and other employees are based on a number of factors that reward performance that improves Gentiva’s business and reputation for clinical excellence, but are tempered by the employee’s historical compensation as well as competitive market data. Our long-term incentive awards vest or are earned over several years. The potential compensation an executive officer or other participating employee can receive through long-term incentive awards is generally tied directly to our stock price and/or other corporate performance metrics. The committee believes that this discourages taking excessive risk for a short-term gain because it is incompatible with maximizing the value of these incentive awards over the long-term.

Compensation Committee Interlocks and Insider Participation

None of the directors on the Compensation, Corporate Governance and Nominating Committee is or was formerly an officer or employee of Gentiva or had any relationship or related party transaction requiring disclosure under the rules of the Securities and Exchange Commission. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation, Corporate Governance and Nominating Committee.

Consideration of Director Nominees

The Compensation, Corporate Governance and Nominating Committee will consider recommendations for director nominees from an array of sources, including members of our Board of Directors, management and shareholders. Shareholders who would like the Compensation, Corporate Governance and Nominating Committee to consider a prospective candidate should act in accordance with our Bylaws and submit the candidate’s name, age, business and residence address, biographical data and qualifications, and provide an accounting of the number of shares of stock held, beneficially or of record, by the prospective candidate, as well as a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director, to Gentiva’s Secretary, Gentiva Health Services, Inc., 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. Submissions of names (and other required information) by shareholders of prospective candidates for consideration by the committee for nomination and election at our 2013 Annual Meeting of Shareholders must be received in writing by us at the above address on or after October 5, 2012 and on or before December 5, 2012. The committee reserves the right to request additional information from the candidate to assist the committee in the evaluation process.

The Compensation, Corporate Governance and Nominating Committee believes that all members of the Board of Directors should have a high level of professional and personal ethics and values and outstanding ability and sound judgment. Directors should be committed to enhancing shareholder value and have sufficient time to attend meetings and participate effectively on the Board of Directors. Each director is expected to represent the interests of all shareholders.

While there is no firm requirement of minimum qualifications or skills that a director candidate must possess, the Compensation, Corporate Governance and Nominating Committee seeks to identify candidates with a diversity of background and experience as it deems appropriate given the then current needs of the Board of Directors. Director candidates have been identified by current directors and executive search firms. The committee evaluates director candidates based on a number of factors, including their independence, business judgment, leadership ability, experience in developing and analyzing business strategies, experience in the health care industry, strategic vision and financial literacy, and, for incumbent directors, their past performance. All members of the Board of Directors may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders.

Once the Compensation, Corporate Governance and Nominating Committee has evaluated the director candidates as described above, it recommends the slate of nominees to the Board of Directors for its approval. The Board of Directors then recommends the slate of nominees to the shareholders for their approval at the next annual meeting of shareholders.

Board of Directors Leadership Structure and Role in Risk Oversight

Our Chief Executive Officer, Tony Strange, is the Chairman of our Board of Directors, but he does not serve on any committees of the Board of Directors. Our Board of Directors has an independent Lead Director, Victor F. Ganzi. Among other responsibilities, the Lead Director:

•	convenes and chairs regular and special executive sessions of the independent directors;

•	serves as liaison between the independent directors and the Chairman of the Board of Directors and Chief Executive Officer;

•	presides at meetings of the Board of Directors in the absence of the Chairman and Vice Chairman; and

•	performs such other duties as agreed by the Board of Directors or the independent directors from time to time.

We believe that our leadership structure is appropriate given the independent leadership that our Board of Directors has in the form of our Lead Director.

The Board of Directors administers its risk oversight function through the Audit Committee of the Board of Directors. Through its charter, the Audit Committee is charged, among other things, with:

•	overseeing our compliance programs and meeting with our Chief Compliance Officer;

•	reviewing with our General Counsel, on a regular basis, all material litigation and other significant legal matters;

•

meeting with our independent auditors, internal auditors and financial management and reviewing the scope of audit procedures of the proposed audit and, at the completion of the audit, meeting again with the independent auditors to review audit results; and

•	reporting to the Board of Directors at regular intervals on the committee’s activities.

Shareholder Communications

The Board of Directors has established a process for shareholders to send communications to the Board of Directors. Shareholders may communicate with the Board of Directors generally or with a specific director at any time by writing to Gentiva’s Secretary, Gentiva Health Services, Inc., 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. The Secretary will forward communications to the director to whom they are addressed, or, if addressed to the Board of Directors generally, to the chair of the Compensation, Corporate Governance and Nominating Committee.

Code of Ethics and Corporate Governance Guidelines

We have adopted two codes of ethics, a Code of Ethics for Senior Financial Officers (including the Chief Executive Officer) and a Code of Business Conduct and Ethics, the latter being applicable to all of our employees, officers and directors. The codes are designed to promote honest and ethical conduct by our employees, officers and directors, and each is posted on our website at www.gentiva.com under the Investors section.

We have also adopted Corporate Governance Guidelines, which address, among other things, director and Board of Directors responsibilities to Gentiva and its shareholders; Lead Director responsibilities and independent director sessions; and director qualification standards, including “independence” requirements. The Corporate Governance Guidelines are also posted on our website at www.gentiva.com under the Investors section.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 12, 2012, the record date for the Annual Meeting (unless otherwise indicated), the amount of beneficial ownership of our common stock held by:

•	our named executive officers in the Summary Compensation Table;

•	each current director and nominee for director;

•	each beneficial owner of more than five percent of our common stock; and

•	all of our executive officers and directors as a group.

For the purpose of the table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after March 12, 2012 through the exercise of stock options or exchange or conversion rights, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount of Shares of Common Stock and Nature of Beneficial Ownership(1)(2)(3)(4)	Percent of Class Owned (if more than 1%)
John N. Camperlengo	127,296	—
David A. Causby(5)	158,877	—
Jeff Shaner	96,688	—
Eric R. Slusser	155,667	—
Tony Strange	778,638	2.5%
Robert S. Forman, Jr.(6)	97,194	—
Victor F. Ganzi	145,587	—
Philip R. Lochner, Jr.	15,847	—
Ronald A. Malone	670,892	2.1%
Stuart Olsten(7)	249,748	—
Sheldon M. Retchin	16,847	—
Raymond S. Troubh	170,648	—
Rodney D. Windley(8)	755,591	2.4%
Wells Fargo & Company(9) 420 Montgomery Street San Francisco, CA 94104	2,959,809	9.6%
BlackRock, Inc.(10) 40 East 52nd Street New York, NY 10022	2,476,714	8.0%
Obsidian Management LLC(11) 400 E. 84th Street, Apt. 39C New York, NY 10028	2,450,525	7.9%
Wentworth Hauser & Violich, Inc.(12) 301 Battery Street, Suite 400 San Francisco, CA 94111-3203	2,231,000	7.2%
Dimensional Fund Advisors LP(13) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,615,856	5.2%
All executive officers and directors as a group (14 persons)(14)	3,524,637	10.9%

(1)	Unless otherwise indicated, the shareholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(2)	Includes beneficial ownership of the following number of shares that may be acquired upon exercise of presently exercisable stock options under our 1999 Stock Incentive Plan and 2004 Equity Incentive Plan: Mr. Camperlengo – 64,850; Mr. Causby—66,833; Mr. Shaner—49,133; Mr. Slusser—43,667; Mr. Strange—402,692; Mr. Malone—641,638; and Mr. Olsten—17,500.
(3)	Includes beneficial ownership of the following number of whole shares acquired and currently held under our Employee Stock Purchase Plan, as amended: Mr. Camperlengo—3,346; Mr. Causby—1,801; Mr. Shaner—3,155; Mr. Strange—6,889; and Mr. Malone – 17,114.
(4)	Includes beneficial ownership of the following number of shares representing the equivalent of units deferred under our Stock & Deferred Compensation Plan for Non-Employee Directors: Mr. Forman—15,847; Mr. Ganzi—40,154; Mr. Lochner—15,847; Mr. Malone—12,140; Mr. Olsten—40,154; Dr. Retchin—15,847; Mr. Troubh—37,124; and Mr. Windley—24,633.
(5)	In addition to the shares referred to in footnotes (2) and (3), Mr. Causby’s holdings include 90,060 shares owned directly and 183 shares owned by his wife, as to which shares he disclaims beneficial ownership.
(6)	In addition to the shares referred to in footnote (4), Mr. Forman’s holdings include 79,922 shares owned directly, and 25 shares owned by his wife and 1,400 shares owned by his wife’s trust, as to which shares he disclaims beneficial ownership.
(7)	In addition to the shares referred to in footnotes (2) and (4), Mr. Olsten’s holdings include 191,794 shares owned directly and 300 shares owned by his wife, as to which shares he disclaims beneficial ownership.
(8)	In addition to the shares referred to in footnote (4), Mr. Windley’s holdings include 730,958 shares owned indirectly through trusts. Mr. Windley has pledged, as security, 438,500 of his shares.
(9)	The amount shown and the following information are derived from Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on January 24, 2012 by Wells Fargo & Company on behalf of itself and certain of its subsidiaries (“Wells Fargo”), reporting beneficial ownership as of December 31, 2011. According to the amended Schedule 13G, Wells Fargo reported beneficial ownership of 2,959,809 shares of our common stock, with sole voting power as to 2,925,038 of the shares, sole dispositive power as to 2,942,809 of the shares, and shared dispositive power as to 17,000 of the shares.
(10)	The amount shown and the following information are derived from Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on February 10, 2012 by BlackRock, Inc. on behalf of itself and certain of its subsidiaries (“BlackRock”), reporting beneficial ownership as of December 30, 2011. According to the amended Schedule 13G, BlackRock reported beneficial ownership of 2,476,714 shares of our common stock with sole voting and dispositive power as to all of the shares.
(11)	The amount shown and the following information are derived from Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 7, 2012 by Obsidian Management LLC (“Obsidian”), reporting beneficial ownership as of December 31, 2011. According to the amended Schedule 13G, Obisidian reported beneficial ownership of 2,450,525 shares of our common stock, with sole voting and dispositive power as to all of the shares.
(12)	The amount shown and the following information are derived from the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012 by Wentworth, Hauser & Violich, Inc. (“Wentworth”), reporting beneficial ownership as of December 31, 2011. According to the Schedule 13G, Wentworth reported beneficial ownership of 2,231,000 shares of our common stock, with sole voting power as to 482,000 of the shares and shared dispositive power as to 2,231,000 of the shares. Securities reported as being beneficially owned by Wentworth, a registered investment advisor, may be deemed to be beneficially owned by the individual directors, executive officers, and/or shareholders of Wentworth in that such individuals may be deemed to share the power to direct the voting or disposition of some or all of the securities. Such individuals expressly disclaim such beneficial ownership.
(13)

The amount shown and the following information are derived from Amendment No. 5 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012 by Dimensional Fund Advisors LP (“Dimensional”), reporting beneficial ownership as of December 31, 2011. According to the amended Schedule 13G, Dimensional reported beneficial ownership of 1,615,856 shares of our common stock, with sole dispositive power as to all of the shares and sole voting power as to 1,564,459 of the shares. Dimensional, a registered investment advisor, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). Dimensional reported that, in its role as investment advisor or manager, Dimensional does not possesses investment and/or voting power over the shares of our common stock which are held by the Funds, but may be deemed to be the beneficial owner of such shares. Dimensional disclaims beneficial ownership of the shares.
(14)	Includes 1,981,261 shares owned directly and indirectly by current executive officers and directors, 1,341,630 shares that may be acquired upon exercise of presently exercisable stock options and 201,746 shares representing shares deferred as share units.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our executive compensation program is intended to attract, motivate, and retain executive officers and to align the interests of our executive officers with the interests of our shareholders. Our executive officers’ decisions and behaviors help drive performance at Gentiva and our executive compensation program is an important part of focusing our executives on the achievement of key performance metrics and fostering a high-performance culture that includes providing superior quality care, ensuring a culture of compliance, and treating all employees and patients with respect.

In determining executive compensation for 2011, the Compensation, Corporate Governance and Nominating Committee, referred to in this CD&A as the committee, considered, among other things, Gentiva’s operating performance and financial results for prior years and the existing as well as the expected economic environment.

In early January 2011, when the committee made its compensation decisions for the 2011 fiscal year, the three-year annualized total shareholder return for our common stock was 11.8%, as compared with the median three-year annualized total shareholder return for the common stock of companies in our 2011 peer group of 5.2%. In addition, the five-year annualized total shareholder return for our common stock was 12.5%, as compared with the median five-year annualized total shareholder return for the common stock of companies in our 2011 peer group of 1.0%. Later in 2011, after the initial 2011 compensation decisions had been made, our stock price decreased substantially due to a combination of factors, which included market uncertainty resulting from a rapidly changing regulatory environment and the continued difficult economic environment. The hearings and subsequent report of the United States Senate Finance Committee, the ongoing SEC investigation, the immediate and ongoing impact on our operations of the Budget Control Act of 2011 and the rulemaking by the United States Centers for Medicare and Medicaid Services relating to Medicare reimbursement rates created uncertainty that negatively impacted our stock price late in 2011. These events impacted, in part, our debt structure, which put further pressure on our stock price. While the committee has recognized the reduction in shareholder return that occurred, it also recognized the need to retain and motivate our top leadership.

In light of these factors and the compensation program objectives discussed below, the following should be considered when reviewing the overall compensation of our named executive officers, referred to in this CD&A as the NEOs:

•	Over 71% of the targeted total compensation for our NEOs is performance-based and dependent on our financial performance and our stock price performance;

•	Our Executive Officers Bonus Plan contains specific performance criteria, including quantitative financial measures such as revenues, operating profit margin and operating income;

•	Our NEOs did not receive increases in their base salaries in 2011, which have remained the same since November 2010; and

•	We have stock ownership guidelines for our NEOs which further align the interests of our NEOs with the interests of our shareholders.

In addition, pursuant to the SEC’s new say-on pay rules, our shareholders approved, by more than 95% of the votes cast at our 2011 Annual Meeting, the compensation for our executive officers in our 2011 proxy statement. The committee takes this approval into account when developing the compensation for our NEOs. In particular, the principal elements of compensation of our NEOs were not changed in 2011 from 2010.

Compensation Program Objectives

In developing the executive compensation program, the committee takes into consideration the following objectives:

•	Enhancing shareholder value by focusing our executives’ efforts on the specific performance metrics that help drive shareholder value;

•	Attracting, motivating and retaining executive talent willing to commit to long-term shareholder value creation;

•	Aligning executive decision making with our business strategy and goal setting;

•	Reflecting industry standards, offering competitive total compensation opportunities and balancing the need for talent with reasonable compensation expense; and

•	Providing executives with information so that they understand their total compensation and how rewards are generally a function of both organizational and individual performance.

Principal Elements of Our Compensation Program

The principal elements of our compensation program are as follows:

•	Base salaries;

•	Annual cash incentives; and

•	Long-term incentives.

Role of the Compensation, Corporate Governance and Nominating Committee

The committee oversees our executive compensation program, including our compensation process and decisions for our NEOs. Our NEOs for 2011 are Tony Strange, our Chairman of the Board, Chief Executive Officer and President; Eric R. Slusser, our Executive Vice President, Chief Financial Officer and Treasurer; David A. Causby, who became our Senior Vice President and President of our Home Health division in May 2011; Jeff Shaner, who became our Senior Vice President and President of our Hospice division in May 2011; and John N. Camperlengo, our Senior Vice President, General Counsel and Secretary.

Compensation Consultant

In 2011, the committee again engaged Aon Hewitt as its independent compensation consultant to provide the committee with competitive market data and to assist the committee in evaluating compensation for our executive officers for 2011. The compensation consultant meets regularly, and as needed, with the committee in executive sessions and has direct access to the committee chair during and between meetings. The compensation consultant works with management to gather data required in preparing historical analyses for committee review, and provides the committee with market trend information.

In addition to their performance of services for the committee, in 2011 management used Aon Hewitt to provide additional services to Gentiva that were unrelated to executive compensation, including human resource consulting and brokerage services in respect to employee benefit insurance products, such as group life, home and auto, and legal services that were offered to employees. Aon Hewitt’s fees for these additional services totaled $1,369,000 in 2011. We have separate relationships with each of the service teams providing these non-executive compensation consulting services, and relationships with the different service teams are overseen by different management employees. The compensation consultant’s service team that advises the committee does not receive any compensation based on any other work that Aon Hewitt performs for Gentiva, and the compensation service team does not perform any other services on behalf of Gentiva. Aon Hewitt annually certifies to the committee the independence of its executive compensation services and the adherence of its executive compensation consultants to Aon Hewitt’s independence policies, practices and procedures. The committee has sole authority to retain and terminate any independent compensation consultant. Aon Hewitt earned approximately $335,000 for the services it provided to the committee in 2011.

Peer Group Analysis

The committee annually reviews, with the assistance of its consultant and management, the composition of the peer group that it uses for analysis of competitive market compensation data. Although market compensation data from the peer group is a principal factor that we considered to understand competitive compensation, industry trends and best practices regarding various compensation developments, we did not follow a particular benchmark with regard to competitive data in 2011. This decision was based in large part upon our desire for flexibility in designing our compensation program. Instead, the competitive data provided us with a general gauge with which to assess current market compensation levels and practices. In addition, we did not use any particular benchmark or guideline for the mix of various elements of compensation in 2011, although we did take into consideration market trends.

In formulating executive compensation for 2011, the committee conducted its annual review of the peer group in November 2010 in light of the consummation of the Odyssey HealthCare acquisition. As part of this review, the committee’s compensation consultant provided information for a new peer group focusing on companies that provide services similar in nature to those provided by Gentiva after giving effect to the acquisition of Odyssey HealthCare, which substantially increased our size and altered our business and operations. The new peer group approved by the committee in November 2010, and used by the committee in January 2011 for evaluating and approving 2011 executive compensation, consisted of the following companies:

Amedisys, Inc.*	Kinetic Concepts, Inc.
Brookdale Senior Living Inc.	LHC Group, Inc.*
Centene Corporation	Lifepoint Hospitals, Inc.
Chemed Corporation*	Lincare Holdings, Inc.*
Davita Inc.	MEDNAX (formerly Pediatrix Medical Group, Inc.)*
Emergency Medical Services Corp.	Psychiatric Solutions Inc.
Emeritus Corporation	Resmed, Inc.
HealthSouth Corporation	Select Medical Holdings Corporation
Health Management Associates, Inc.	Sun Healthcare Group, Inc.
Invacare Corporation	Varian Medical Systems Inc.
Kindred Healthcare, Inc.

*	Retained from previous peer group

Though the committee believes this peer group is appropriate for Gentiva’s purposes, it should be noted that no two companies, even in the same industry, are exactly alike, and all comparisons with other companies, for compensation or other purposes, are, at best, informative. Compensation decisions necessarily involve complex qualitative judgments by the committee.

Base Salary

Base salary is a fundamental element of compensation and is integral to competitive employment arrangements. The committee reviews, with the advice of its compensation consultant, the base salary for our

Chief Executive Officer and our other executive officers each year, including our NEOs. In approving the base salaries for 2011, the committee considered the relative importance of each officer’s position; the officer’s individual performance and contributions to Gentiva; and for the base salaries of officers other than himself, the recommendations of Mr. Strange, our Chief Executive Officer.

The committee also reviewed historical compensation information for each of the NEOs, the historical progression of each NEO’s compensation and variations in compensation levels among the NEOs. The committee also reviewed additional information provided by the compensation consultant, including competitive market data from the peer group.

Each NEO’s base salary was increased in November 2010 to reflect changes to the size and business of Gentiva as a result of the Odyssey HealthCare acquisition. These increases aligned our NEOs’ base salaries more closely with those of our peer group companies. Additionally, in 2011, shortly after the November 2010 increases, the committee determined that there had been no significant changes in individual executive responsibilities or the size of Gentiva or its business units since the base salary increases in November 2010. After considering this information, the committee determined that the base salaries for the NEOs for 2011 would be the same as their base salaries as of the end of 2010. As such, 2011 base salaries were as follows:

Named Executive Officer	2011 Base Salary
Tony Strange	$875,000
Eric R. Slusser	$475,000
David A. Causby	$425,000
Jeff Shaner	$425,000
John N. Camperlengo	$400,000

In January 2012, the committee determined that the base salaries for the NEOs for 2012 would be the same as their 2011 base salaries.

Annual Cash Incentives

Under our compensation program, an important part of each executive officer’s annual cash compensation is provided under our Executive Officers Bonus Plan and is generally dependent on the achievement of both quantitative corporate performance goals and, with the exception of Mr. Strange, individual non-quantitative performance goals. The corporate performance goals are based on performance criteria included in the Executive Officers Bonus Plan. We believe that this element of compensation is part of the basic compensation package provided by companies with which we compete for executive talent, and therefore helps us remain competitive. At the same time, we believe the annual incentive compensation motivates our executive officers to meet our objectives and focus on our priorities and core values.

Early each year, based largely on the recommendations from our Chief Executive Officer, the committee establishes corporate performance goals and individual performance goals for each executive officer, as well as a weighting for each of the goals. The committee also establishes a target bonus amount for each executive officer as a percentage of base salary, which is used at the end of the year as the base point for determining any actual bonus payments.

In setting the target bonus amounts for 2011, the committee considered information from the peer group data mentioned above and recommendations of Mr. Strange. The target bonus amounts and performance goals for 2011 are described below.

In February 2011, the committee set the following target bonus amounts as a percentage of base salary:

Named Executive Officer	Target Bonus Amount
Tony Strange	100%
Eric R. Slusser	75%
David A. Causby	75%
Jeff Shaner	75%
John N. Camperlengo	70%

The 2011 percentages reflected target bonus amounts that had previously been approved by the committee in November 2010 in light of the Odyssey acquisition. The committee believed that the 2011 percentages were appropriate for the executives as these levels of annual incentives were consistent with the market and provided internal consistency among our executive officers based on their levels of responsibility and contributions to our performance. For our NEOs, other than Mr. Strange, the committee also considers recommendations provided by Mr. Strange.

The actual amount payable for annual cash incentives is determined by the committee after the end of each fiscal year, based on the extent to which performance goals were met or exceeded. For 2011, the committee approved corporate performance goals that were based on criteria such as growth in net revenues, operating profit margin and operating income. The committee approved financial goals that reflect key components of our corporate financial performance and that provide added incentives for achievement that benefits Gentiva and ultimately should benefit our shareholders. In addition, the quantitative measures approved by the committee reflect the standards that Gentiva sets for itself in its business plan. The committee considers all annual cash incentives at the February meeting because it believes it is an appropriate time both to assess our executive officers’ performance during the prior year and to appropriately incentivize the executive officers for the upcoming year.

The committee approved the following target performance levels for the 2011 corporate performance goals for Mr. Strange and Messrs. Slusser, Causby, Shaner and Camperlengo and the following individual performance goals for Messrs. Slusser, Causby, Shaner and Camperlengo:

2011 Corporate Financial Goals and 2011 Individual Goals
Goal	Weight of Goals	Target Performance Level	Contributions to Incentive Performance(2)
Mr. Strange
Growth in net revenues:(1)	35.0%	1.0%	0%
Operating profit margin:(3)	20.0%	13.9%	0%
Operating income:(4)	45.0%	$265.0 million	0%
Total:	100%		0%
Messrs. Slusser, Causby, Shaner and Camperlengo Growth in net revenues:(1)	25.0%	1.0%	0%
Operating profit margin:(3)	15.0%	13.9%	0%
Operating income:(4)	30.0%	$265.0 million	0%
Individual Goals	30.0%	30.0%	0%
Total(5)	100%		0%

(1)	Annual net revenues are calculated by excluding all items determined to be extraordinary in nature, 2011 acquisitions or dispositions, discontinued business segments and items related to a change in accounting principle during fiscal 2011.
(2)	None of the target performance levels were met.
(3)

For purposes of setting this corporate performance goal, operating profit margin is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) divided by net revenues for fiscal 2011, as adjusted to exclude the following: items of gain, loss or expense for fiscal 2011 determined to be extraordinary or special in nature or related to the disposal of a business segment or related to a change in accounting principle; items of gain, loss or expense for fiscal 2011 related to discontinued operations; and profit or loss attributable to acquisitions during fiscal 2011.
(4)	For purposes of setting this corporate performance goal, operating income is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted to exclude the following: items of gain, loss or expense for fiscal 2011 determined to be extraordinary or special in nature or related to the disposal of a business segment or related to a change in accounting principle; items of gain, loss or expense for fiscal 2011 related to discontinued operations; and profit or loss attributable to acquisitions during fiscal 2011.
(5)	Because none of the corporate financial goals were met, the individual goals were not evaluated.

Chief Executive Officer

The annual cash incentive for Mr. Strange was structured, in part, to comply with the requirements of Section 162(m) of the Internal Revenue Code. As a result, the calculation of his bonus award was based on the level of achievement of the corporate performance goals set forth in the above table. The committee retained discretion to make negative adjustments to the amount of any award by taking into account the achievement of his individual performance goals.

Section 162(m) of the Internal Revenue Code limits our tax deduction for compensation over $1,000,000 paid to our Chief Executive Officer and our three other most highly compensated NEOs employed at the end of the year (other than our Chief Financial Officer). Compensation that meets the requirements for qualified performance-based compensation under the Internal Revenue Code is not subject to this limit, but the committee may in its discretion provide compensation to our executive officers that may not be deductible in order to compensate our executive officers in a manner that is commensurate with their performance and the competitive environment for executive talent. The committee did not exercise such discretion for 2011.

The committee approved 2011 individual goals for Mr. Strange based on subjective and objective criteria that were intended to support the corporate financial goals, as well as our business plan and strategic focus for 2011. The following individual performance goals also were based, in part, on the input of Mr. Strange to the committee:

Tony Strange:

•   Achieve budgeted operating plans for our Home Health and Hospice divisions while enhancing clinical outcomes and customer satisfaction;

•   Enhance corporate support systems to continue to gain operating leverage while improving effectiveness;

•   Develop and implement clinical strategies to enhance the comparative effectiveness of care delivered within and between our Home Health and Hospice divisions;

•   Continue and enhance our advocacy efforts for the Home Health and Hospice industries through our affiliations with industry trade organizations, research alliances, and advocacy coalitions, as well as our employees;

•   Develop a plan to monitor and mitigate legal and regulatory risk;

•   Growth through strategic acquisitions in the Home Health and Hospice industries that are synergistic and geographically complimentary to our existing operations; and

•   Continue to invest in technology to enhance our effectiveness and efficiency.

At its meeting on February 22, 2012, the committee determined that no annual bonus had been earned by Mr. Strange because none of the corporate financial goals had been met. Because none of the corporate financial goals were met, the committee did not evaluate the individual goals.

Other Named Executive Officers

For the NEOs, other than Mr. Strange, achievement of the corporate quantitative performance goals was weighted at 70% of the total bonus award opportunity, with 30% based on the achievement of individual performance goals. The corporate performance goals are weighted more heavily than the individual performance goals because the committee believes that the corporate goals directly impacted our business and provided the most objective means of judging overall performance. The committee accorded considerable weight to Mr. Strange’s recommendation as to the individual performance goals because of the important role these goals played in providing the committee with a mechanism to exercise its judgment with respect to the individual performance of an executive and the decisions made by that executive throughout the year. The committee retained discretion to make negative or positive adjustments at the end of our fiscal year to bonus amounts for the other NEOs based on the level of achievement of corporate and individual performance goals.

The individual performance goals for the NEOs other than Mr. Strange are specifically focused on each individual’s area of responsibility. Each officer had three individual performance goals, which were weighted equally at 10%. The 2011 individual performance goals were based on the following:

Eric R. Slusser:

•    Create an effective corporate structure to support existing businesses as well as future growth to meet budget expectations;

•    Develop and implement an information technology strategy to include: (a) developing a three-year plan to migrate Gentiva to a single software platform that supports our Home Health and Hospice divisions while minimizing the impact on our balance sheet and (b) implementing PeopleSoft as our back office solution to include general ledger, budgeting, human capital management, and procurement; and

•    Grow through strategic acquisitions in the Home Health and Hospice arena, as well as explore other strategic business opportunities.

David A. Causby:

•    Grow qualified admissions and overall episodes to meet budget expectations;

•    Manage expenses of Home Health division to achieve budgeted EBITDA and EBITDA margin; and

•    Improve the clinical delivery system by: (a) increasing focus on acute care hospitalization and 30-60 day post discharge education and training, (b) improving outcomes based quality indicators scores, (c) improving customer satisfaction and (d) improving employee retention.

Jeff Shaner:

•    Create a culture that drives budgeted growth of average daily census and net revenue;

•    Achieve budgeted Hospice EBITDA and EBITDA margin; and

•    Improve the clinical delivery system by: (a) improving customer satisfaction as defined by family evaluation of hospice care, (b) developing and implementing a Transitional Care Strategy, (c) engaging Hospice division to improve overall employee retention and (d) reducing Medicare cap liability.

John N. Camperlengo:

•    Develop and implement a comprehensive approach to Gentiva’s Clinical/Compliance Audit Plan;

•    Develop a plan to monitor and mitigate legal and regulatory risk; and

•    Grow through strategic acquisitions in the Home Health and Hospice arena, as well as explore other strategic business opportunities.

At its meeting on February 22, 2012, the committee determined that no annual bonuses had been earned by the NEOs other than Mr. Strange because none of the corporate financial goals had been met. Because none of the corporate financial goals were met, the committee did not evaluate the individual goals.

Long-Term Incentives

Overview

We believe that long-term incentives help align the interests of our executive officers and our shareholders because the potential compensation an executive can receive is tied directly to our stock price and our earnings performance. We believe this element of compensation is particularly effective for those individuals who have the most impact on the management and success of our business, providing them with a valuable long-term incentive while providing us with a valuable retention tool through the use of vesting periods. We also believe that long-term incentives are an important part of a competitive compensation structure needed to attract and retain talented executives. The committee’s typical practice, historically, has been to consider and grant long-term incentives early in each fiscal year, usually at its January meeting, because it is generally an appropriate time both to assess our executive officers’ performance during the prior year and to appropriately incentivize the executive officers for future years.

To help ensure alignment of our executives’ interests with those of our shareholders and to balance risks and rewards of long-term incentives, we approach long-term incentives by using a variety of award types as permitted by Gentiva’s 2004 Equity Incentive Plan (amended and restated as of March 16, 2011), or the Equity Plan. Prior to 2010, we awarded stock options as our only form of long-term incentives. The committee’s compensation consultant advised the committee about alternate types of equity compensation, including long-term incentive practices at peer companies. The committee reviewed information about the use of stock options, restricted stock with both time-based and performance-based vesting features, long-term performance-based awards with a multi-year performance cycle and stock appreciation rights. Based on this information and with the advice of management, the committee determined that using multiple forms of equity and performance cash awards preserved shares and balanced compensation risk while maintaining the beneficial factors of aligning the interests of the NEOs with the shareholders and promoting executive retention.

At its meeting in January 2011, the committee determined the target value of the long-term incentives to be granted to the executives. In determining the amount of long-term incentives for each of our NEOs, the committee considered each individual’s role and potential contribution to our business and the appropriate level of award for each executive in relation to the other executive officers. For awards granted to NEOs other than Mr. Strange, the committee also considered Mr. Strange’s recommendations. The committee also considered the amount of previous options, restricted stock and performance share units granted to each individual as reflected in the historical compensation analysis and the value of unvested equity compensation and its role as a retention tool. Information provided by the committee’s compensation consultant regarding general industry trends with respect to long-term incentives provided additional guidance in determining appropriate levels of awards, including consideration of the types of awards. The committee considered this information as well as management’s recommendations and our needs for retention of and competitive compensation for our executives. The committee then approved the 2011 grant of stock options, restricted stock, performance share units and performance cash awards.

Stock Options

At the January 2011 meeting, the committee approved awards of stock options with the following number of shares underlying each stock option:

Named Executive Officer	Shares Underlying Stock Option
Tony Strange	51,200
Eric R. Slusser	18,500
David A. Causby(1)	16,600
Jeff Shaner(1)	16,600
John N. Camperlengo	15,600

(1)	At the time of the grant in January 2011, Messrs. Causby and Shaner were not executive officers.

Consistent with past practice, the exercise price of the options was set as the volume weighted average price of a share of our common stock on NASDAQ on the grant date. The volume weighted average price is calculated by taking the weighted average of the prices of each trade of our common stock on NASDAQ on the grant date, which we believe provides a fair and accurate reflection of the market value of our common stock. All stock options have a seven year term and vest over three years, with 33.33% vesting on each of the first, second and third anniversaries of the date of grant.

As discussed above, the committee’s typical practice, historically, has been to consider and grant long-term incentives early in each fiscal year, usually at the January meeting, because it is an appropriate time both to assess our executive officers’ performance during the prior year and to incentivize the executive officers for future years. Later in 2011, after the 2011 compensation decisions had been made, our stock price decreased substantially due to a combination of factors, which included market uncertainty resulting from a rapidly changing regulatory environment and the continued difficult economic environment. The hearings and subsequent report of the United States Senate Finance Committee, the ongoing SEC investigation, the immediate and ongoing impact on our operations of the Budget Control Act of 2011 and the rulemaking by the United States Centers for Medicare and Medicaid Services relating to Medicare reimbursement rates created uncertainty that negatively impacted our stock price late in 2011. These events impacted, in part, our debt structure, which put further pressure on our stock price.

While the committee has recognized the reduction in shareholder return that occurred, it also recognized the need to retain and motivate our top leadership. In light of the rapidly shifting regulatory environment, the material decrease in Medicare reimbursement and the resulting decrease in our stock price, the committee decided at its November 9, 2011 meeting to accelerate the 2012 equity grant of stock options to our executive officers and decided to award only options. At the same meeting, the committee agreed that no additional equity would be granted in 2012.

In November 2011, each executive officer was awarded a grant of stock options as follows:

•	10% of the officer’s grant at a premium of 200% of fair market value on the date of grant;

•	10% of the officer’s grant at a premium of 150% of fair market value on the date of grant; and

•	80% of the officer’s grant at 100% of fair market value on the date of grant.

Each grant included the following number of shares underlying each stock option:

Named Executive Officer	Shares Underlying Stock Option
Tony Strange	381,250
Eric R. Slusser	137,500
David A. Causby	125,000
Jeff Shaner	125,000
John N. Camperlengo	118,750

Restricted Stock

At the January 2011 meeting, the committee approved the award of the following number of shares of restricted stock:

Named Executive Officer	Restricted Stock
Tony Strange	26,000
Eric R. Slusser	9,400
David A. Causby(1)	8,400
Jeff Shaner(1)	8,400
John N. Camperlengo	7,900

(1)	At the time of the grant in January 2011, Messrs. Causby and Shaner were not executive officers.

The shares of restricted stock were granted on January 5, 2011 and vest 100% on the third anniversary of the grant date.

Performance Share Units

Also at the January 2011 meeting, the committee approved the following awards of performance share units at target:

Named Executive Officer	Performance Share Units
Tony Strange	27,400
Eric R. Slusser	9,900
David A. Causby(1)	8,900
Jeff Shaner(1)	8,900
John N. Camperlengo	8,400

(1)	At the time of the grant in January 2011, Messrs. Causby and Shaner were not executive officers.

The committee also approved the performance criteria, and adopted the award agreement, for these performance share units. The award agreements for the performance share units include the following features:

•	performance measures related to fully-diluted earnings per share for the fiscal year ended December 31, 2011, including certain adjustments to those performance measures;

•	a two-year holding period commencing on December 31, 2011;

•	the threshold, target and maximum award levels;

•	rights to dividend equivalents with respect to shares earned under the performance share units;

•	vesting requirements;

•	provisions for separation from service and change in control; and

•	provisions regarding forfeiture.

Shares of common stock may be earned by meeting certain performance measures based on fully-diluted earnings per share for the fiscal year ended December 31, 2011, but generally will not be awarded unless the recipient is employed by us as of December 31, 2013. A recipient will earn 50% of target shares if Gentiva meets the threshold performance level, 100% of target shares if Gentiva meets the target performance level and 200% of target shares if Gentiva meets the maximum performance level. The actual award will be determined on a pro-rata basis for performance between the threshold and target or target and maximum levels, respectively. If we fail to meet or exceed the threshold performance measure for the fiscal year ended December 31, 2011, no shares will be earned and the performance share units granted will be cancelled and forfeited in their entirety and without payment.

At its January 2010 meeting, the committee approved the performance criteria and adopted the award agreement for the performance share units awarded in the 2010 fiscal year. The performance share units are based on annual earnings per share growth over a three-year period, 2010 through 2012. For the purpose of this measurement, earnings per share is determined on a fully-diluted basis and represents income from continuing operations attributable to Gentiva’s shareholders, after excluding charges for restructuring, acquisition and integration activities and legal settlements and gains or losses on sales of assets or businesses. A recipient earns 50% of the target award if a threshold level of performance is met in each year of the three-year performance period, 100% of the target award if the target level of performance is met in each year of the three-year performance period and 150% of the target award if the maximum level of performance is met in each year of the three-year performance period.

At its February 22, 2012 meeting, the committee reviewed achievement of performance goals with respect to vesting of a portion of the performance based options of Mr. Strange granted to him in January 2009 in connection with his promotion to Chief Executive Officer. The goals for the performance-vesting were based on our cumulative EBITDA margin growth compared to the 2008 base year. There was no vesting earned as a result of this calculation. The committee also certified achievement of 2011 fully diluted EPS performance measures at the maximum level with respect to the performance share units awarded in 2011 and Year 2 fully diluted EPS growth goals at the maximum level with respect to one-third of the performance share units awarded in 2010.

Performance Cash Awards

At the January 2011 meeting, the committee approved the following performance cash awards at target:

Named Executive Officer	Performance Cash Award
Tony Strange	$656,250
Eric R. Slusser	$237,500
David A. Causby(1)	$212,500
Jeff Shaner(1)	$212,500
John N. Camperlengo	$200,000

(1)	At the time of the grant in January 2011, Messrs. Causby and Shaner were not executive officers.

The committee also approved the performance criteria, and adopted the award agreement, for these performance cash awards. The award agreements for the performance cash awards include the following features:

•	performance measures related to fully-diluted earnings per share for the fiscal year ended December 31, 2013, including certain adjustments to those performance measures;

•	the threshold, target and maximum award levels;

•	vesting requirements;

•	provisions for separation from service and change in control; and

•	provisions regarding forfeiture.

Cash awards are earned by meeting certain performance measures based on fully-diluted earnings per share for the fiscal year ended December 31, 2013. A recipient will earn 50% of the target award if Gentiva meets the threshold performance level, 100% of the target award if Gentiva meets the target performance level, and 200% of the target award if Gentiva meets the maximum performance.

Executive Agreements

We have entered into severance agreements and change in control agreements with each of our NEOs. Our NEOs’ change in control agreements and severance agreements are designed so that executives can only receive benefits under one of the two agreements upon termination but not under both. On February 23, 2011, our Board of Directors approved new change in control agreements and severance agreements with Messrs Strange, Slusser, Causby, Shaner and Camperlengo. These agreements supersede the change in control agreements and severance agreements previously entered into between Gentiva and these executive officers. The prior change in control agreements expired on February 26, 2011 and the prior severance agreements did not have a fixed term. The new change in control agreements and severance agreements generally provide for substantially the same benefits as the prior agreements. The agreements that were approved in February 2011 are described in detail in the section below entitled “Potential Payments upon Termination or Change in Control.”

We believe that the severance agreements help us to attract talented executives by providing an executive with security in the event that we terminate the executive without cause or, in some cases, if specified actions on our part cause the executive to leave. We believe that these agreements provide security to our executives that allow them to focus on managing our business and, in the event the executive’s position is terminated without wrongdoing by the executive, to transition to a new position. These agreements also allow us to obtain a release of claims from the executive. In addition, separate non-solicitation, non-competition and confidentiality agreements with each of our executives contain valuable covenants to protect our confidentiality, as well as non-competition and non-solicitation covenants that protect our business.

If there is a change in control, our business may change significantly and one or more of our executives may not have a place in the resulting company, or may face a significantly changed working environment. Even the rumor of a potential change in control can create uncertainty that could have a disruptive effect on our business and lead to executive departures. Therefore, our change in control agreements are designed to provide additional security for our executives in the event that their employment is terminated, or if we or a successor take certain actions that cause them to leave voluntarily, as a result of a change in control of Gentiva. The additional benefits these agreements offer upon a change in control provide an incentive for executives to pursue potential business transactions that could be very valuable to us and to our shareholders, but which could create an uncertain future for our executive officers. The Equity Plan provides for accelerated vesting of stock options and stock appreciation rights in the event of a change in control, which allows the executives to participate fully in any resulting increase in the value of our common stock in the same manner as our shareholders. The change in control agreements also provide for the vesting of all options, any other equity-based awards and performance cash awards held by the executive upon the termination of the executive without cause or by the executive for good reason after a change in control.

Other Compensation

In addition to the compensation elements discussed above, we provide our executive officers with benefits such as an executive physical and company-paid life insurance, which are described in the footnotes to the Summary Compensation Table and the narrative accompanying the table. We consider these additional benefits as part of our overall executive compensation program.

In 2011, we also maintained the Gentiva Health Services, Inc. 2005 Nonqualified Retirement Plan to provide retirement benefits to our highly compensated employees as described in the narrative following the Nonqualified Deferred Compensation table below. The plan permits both matching contributions and separate discretionary retirement contributions, which are determined by the committee. In 2011, the committee continued matching contributions for participating executives and employees at the same rate as we provide under our 401(k) plan for all eligible employees (a match of 50% of a participant’s contributions that do not exceed 6% of the participant’s compensation). Effective as of January 1, 2012, the matching contributions for participating executives and employees was changed to 50% of a participant’s contributions that do not exceed 5% of the participant’s compensation, which is still the same rate as we provide under our 401(k) plan for all eligible employees. Our matching contributions for our NEOs are reflected in the “All Other Compensation” column of the Summary Compensation Table below. Our NEOs are not eligible to participate in Gentiva’s 401(k) plan.

The committee also made a separate determination to make discretionary retirement contributions under the 2005 Nonqualified Retirement Plan. The committee reviewed historical amounts in 2011 and then established a discretionary retirement contribution, for each executive, equal to 6.4% of 2011 compensation (base salary and bonus, if any) in excess of $110,000. Discretionary retirement contributions for our NEOs also are reflected in the “All Other Compensation” column of the Summary Compensation Table below. The committee took into account that we do not provide defined benefit pension or other supplemental executive retirement plan benefits to our executive officers in making the discretionary retirement contributions. We believe that our deferred compensation benefits aid in retention because they generally require the executive to remain with us for at least five years to be entitled to payment in full of our contributions and provide tax benefits that executives value.

Stock Ownership Guidelines

On February 23, 2011, the Board of Directors adopted Stock Ownership Guidelines for our Chief Executive Officer and our other executive officers. Pursuant to the guidelines, the Chief Executive Officer is encouraged to own shares of our stock with a value not less than four times his base salary, and other executive officers are encouraged to own shares of our stock with a value not less than two times their base salary.

For purposes of the guidelines, ownership is defined as directly holding shares of our common stock, deferred compensation plan shares, restricted stock shares (post-tax), and earned performance share units (post-tax). The officer is not credited with ownership of unearned performance share units or stock options (whether vested or unvested).

Each officer subject to the guidelines will have five years to achieve the ownership goal. To promote this achievement, fifty percent of the net shares received from any equity-based awards, after deductions for taxes and exercise costs, will be held until the ownership guidelines are met.

Compensation, Corporate Governance and Nominating Committee Report

The Compensation, Corporate Governance and Nominating Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation, Corporate Governance and Nominating Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION, CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Victor F. Ganzi, Chairman

Philip R. Lochner, Jr.

Stuart Olsten

Raymond S. Troubh

The foregoing report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the Securities and Exchange Commission’s proxy rules or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Summary Compensation Table

The following table sets forth the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers for the services rendered to us in all capacities during our 2011 fiscal year. The following table also sets forth the compensation earned by Messrs. Strange and Camperlengo in fiscal years 2010 and 2009 and by Mr. Slusser in fiscal year 2010. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Tony Strange	2011	$875,000	—	$1,421,508	$1,503,529		$0	—	$212,945	(3)	$4,012,982
Chairman,	2010	$721,096	$300,000	$2,263,521	$605,677		$1,135,000	—	$190,533		$5,215,827
Chief Executive Officer and President	2009	$634,247	—	—	$2,036,813	(4)	$1,250,000	—	$121,498		$4,042,558

Eric R. Slusser	2011	$475,000	—	$513,766	$542,646		$0	—	$95,365	(6)	$1,626,777
Executive Vice President, Chief Financial Officer and Treasurer(5)	2010	$436,521	$150,000	$1,160,731	$275,308		$410,000	—	$616,686		$3,049,246

David A. Causby	2011	$425,000	—	$460,526	$490,846		$0	—	$60,045	(8)	$1,436,417
Senior Vice President and President, Home Health Division(7)

Jeff Shaner	2011	$425,000	—	$460,526	$490,846		$0	—	$60,045	(9)	$1,436,417
Senior Vice President and President, Hospice Division(7)

John N. Camperlengo	2011	$400,000	—	$433,906	$464,380		$0	—	$61,275	(10)	$1,359,561
Senior Vice President,	2010	$314,438	$150,000	$1,060,730	$157,476		$250,000	—	$138,892		$2,071,536
General Counsel, Chief Compliance Officer and Secretary	2009	$243,863	—	—	$263,700		$245,000	—	$42,053		$794,616

(1)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, except that, as required by the Securities and Exchange Commission regulations, the amounts in this column do not reflect any assumed forfeitures.
(2)	The grant date fair value of the performance share awards granted in 2011 is the target payout based on the probable outcome of the performance based conditions, determined as of the date of grant. The maximum potential payout of the stock awards would be 200% of the target shares awarded on the grant date. The maximum value of the performance share awards determined as of the date of grant would be as follows: Mr. Strange—$1,458,776; Mr. Slusser—$527,076; Mr. Causby—$473,836; Mr. Shaner—$473,836; and Mr. Camperlengo—$447,216. See the Grants of Plan-Based Awards Table for more information about the performance shares granted in 2011.

The grant date fair value of the performance share awards granted in 2010 is the target payout based on the probable outcome of the performance based conditions, determined as of the date of grant. The maximum potential payout of the stock awards would be 150% of the target shares awarded on the grant date. The maximum value of the performance share awards determined as of the date of grant would be as follows: Mr. Strange—$769,500; Mr. Slusser—$157,748; and Mr. Camperlengo—$92,340.

(3)	This amount for Mr. Strange in 2011 includes company-paid life insurance premiums; and $69,300 in retirement plan matching contributions and $140,800 in discretionary retirement contributions under our 2005 Nonqualified Retirement Plan.
(4)	In connection with Mr. Strange’s promotion to Chief Executive Officer, he received a one-time promotional award of 125,000 options. 62,500 options of this award have time-based vesting over a four year schedule. 62,500 options of this award are subject to performance goals, which could result in 0 to 62,500 options being vested at the end of four years. Of the options subject to performance goals, 31,250 are vested.
(5)	Mr. Slusser was named Executive Vice President, Chief Financial Officer and Treasurer on May 13, 2010. Mr. Slusser was not a named executive officer in 2009.
(6)	This amount for Mr. Slusser in 2011 includes an executive physical; company-paid life insurance premiums; and $31,050 in retirement plan matching contributions and $59,200 in discretionary retirement contributions under our 2005 Nonqualified Retirement Plan.
(7)	Messrs. Causby and Shaner became executive officers on May 12, 2011 and were not named executive officers in 2010 or 2009.
(8)	This amount for Mr. Causby in 2011 includes company-paid life insurance premiums; and retirement plan matching contributions and $38,080 in discretionary retirement contributions under our 2005 Nonqualified Retirement Plan.
(9)	This amount for Mr. Shaner in 2011 includes company-paid life insurance premiums; and retirement plan matching contributions and $38,080 in discretionary retirement contributions under our 2005 Nonqualified Retirement Plan.
(10)	This amount for Mr. Camperlengo in 2011 includes an executive physical; company-paid life insurance premiums; and retirement plan matching contributions and $44,160 in discretionary retirement contributions under our 2005 Nonqualified Retirement Plan.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Compensation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Closing Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Tony Strange	1/5/11	1/5/11	—	—	—	13,700	27,400	54,800	—	—	—	$26.62	$729,388
	1/5/11	1/5/11	—	—	—	—	—	—	26,000	—	—	$26.62	$692,120
	1/5/11	1/5/11	—	—	—	—	—	—	—	51,200	$26.58	$26.62	$579,243
	1/5/11(6)	1/5/11	$328,125	$656,250	$1,312,500	—	—	—	—	—	—	—	—
	N/A(7)	N/A	—	$875,000	$1,750,000	—	—	—	—	—	—	—	—
	11/9/11	11/9/11	—	—	—	—	—	—	—	305,000	$5.16	$5.34	$778,349
	11/9/11	11/9/11	—	—	—	—	—	—	—	38,125	$7.74	$5.34	$79,274
	11/9/11	11/9/11	—	—	—	—	—	—	—	38,125	$10.32	$5.34	$66,664
Eric R. Slusser	1/5/11	1/5/11	—	—	—	4,950	9,900	19,800	—	—	—	$26.62	$263,538
	1/5/11	1/5/11	—	—	—	—	—	—	9,400	—	—	$26.62	$250,228
	1/5/11	1/5/11	—	—	—	—	—	—	—	18,500	$26.58	$26.62	$209,297
	1/5/11(6)	1/5/11	$118,750	$237,500	$475,000	—	—	—	—	—	—	—	—
	N/A(7)	N/A	—	$356,250	$950,000	—	—	—	—	—	—	—	—
	11/9/11	11/9/11	—	—	—	—	—	—	—	110,000	$5.16	$5.34	$280,716
	11/9/11	11/9/11	—	—	—	—	—	—	—	13,750	$7.74	$5.34	$28,590
	11/9/11	11/9/11	—	—	—	—	—	—	—	13,750	$10.32	$5.34	$24,043
David A. Causby	1/5/11	1/5/11	—	—	—	4,450	8,900	17,800	—	—	—	$26.62	$236,918
	1/5/11	1/5/11	—	—	—	—	—	—	8,400	—	—	$26.62	$223,608
	1/5/11	1/5/11	—	—	—	—	—	—	—	16,600	$26.58	$26.62	$187,801
	1/5/11(6)	1/5/11	$106,250	$212,500	$425,000	—	—	—	—	—	—	—	—
	N/A(7)	N/A	—	$318,750	$850,000	—	—	—	—	—	—	—	—
	11/9/11	11/9/11	—	—	—	—	—	—	—	100,000	$5.16	$5.34	$255,196
	11/9/11	11/9/11	—	—	—	—	—	—	—	12,500	$7.74	$5.34	$25,991
	11/9/11	11/9/11	—	—	—	—	—	—	—	12,500	$10.32	$5.34	$21,857
Jeff Shaner	1/5/11	1/5/11	—	—	—	4,450	8,900	17,800	—	—	—	$26.62	$236,918
	1/5/11	1/5/11	—	—	—	—	—	—	8,400	—	—	$26.62	$223,608
	1/5/11	1/5/11	—	—	—	—	—	—	—	16,600	$26.58	$26.62	$187,801
	1/5/11(6)	1/5/11	$106,250	$212,500	$425,000	—	—	—	—	—	—	—	—
	N/A(7)	N/A	—	$318,750	$850,000	—	—	—	—	—	—	—	—
	11/9/11	11/9/11	—	—	—	—	—	—	—	100,000	$5.16	$5.34	$255,196
	11/9/11	11/9/11	—	—	—	—	—	—	—	12,500	7.74	$5.34	$25,991
	11/9/11	11/9/11	—	—	—	—	—	—	—	12,500	$10.32	$5.34	$21,857
John N. Camperlengo	1/5/11	1/5/11	—	—	—	4,200	8,400	16,800	—	—	—	$26.62	$223,608
	1/5/11	1/5/11	—	—	—	—	—	—	7,900	—	—	$26.62	$210,298
	1/5/11	1/5/11	—	—	—	—	—	—	—	15,600	$26.58	$26.62	$176,488
	1/5/11(6)	1/5/11	$100,000	$200,000	$400,000	—	—	—	—	—	—	—	—
	N/A(7)	N/A	—	$280,000	$800,000	—	—	—	—	—	—	—	—
	11/9/11	11/9/11	—	—	—	—	—	—	—	95,000	$5.16	$5.34	$242,437
	11/9/11	11/9/11	—	—	—	—	—	—	—	11,875	$7.74	$5.34	$24,692
	11/9/11	11/9/11	—	—	—	—	—	—	—	11,875	$10.32	$5.34	$20,764

(1)	Represents performance share unit awards granted under the 2004 Equity Incentive Plan. See the section entitled “Compensation Discussion and Analysis—Long-Term Incentives” on page 21 for information regarding the terms of the awards and the criteria in determining the amounts payable.
(2)	Represents award of time-based restricted stock granted under the 2004 Equity Incentive Plan that vests at the end of three years.
(3)	Grant of options under the 2004 Equity Incentive Plan that vest over three years, with one third vesting on the each of the first, second and third anniversaries of the date of grant.
(4)	The exercise price was determined by calculating the volume weighted average price of a share of our common stock on NASDAQ on the date of grant. For the stock options awarded on November 9, 2011, 80% were granted at 100% of fair market value, 10% percent were granted at a premium of 150% of fair market value, and the final 10% were granted at a premium of 200% of fair market value.
(5)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, except that, as required by the Securities and Exchange Commission regulations, the amounts in this column do not reflect any assumed forfeitures.
(6)	The amounts to the right represent the potential value of the performance cash award component of long-term incentive compensation opportunity under the 2004 Equity Incentive Plan for the three-year performance period fiscal 2011 through fiscal 2013, inclusive. Under this award, payments for threshold performance equal 50% of targeted incentive amounts. Payments under this award are capped at 200% of targeted incentive amounts for performance at or above maximum levels. For additional details, see the section entitled “Compensation Discussion and Analysis—Long-Term Incentives” on page 21.
(7)	The amounts to the right represent annual incentive award opportunities under the Executive Officers Bonus Plan.

Letter Agreement with Tony Strange

Effective February 28, 2008, we entered into a letter agreement with Tony Strange, replacing a prior letter agreement we had entered into with him in February 2006 in connection with the Healthfield acquisition, which set out the terms and conditions of his employment with us, including his title, salary, bonus opportunity, equity compensation, severance benefits and health and welfare benefits. In connection with the promotion of Mr. Strange to Chief Executive Officer, effective January 1, 2009, we amended the letter agreement to increase Mr. Strange’s annual base salary to $625,000 (which was subsequently increased to $875,000) and his target annual bonus to 100% of base salary.

2004 Equity Incentive Plan

We maintain the Gentiva Health Services, Inc. 2004 Equity Incentive Plan (as amended and restated as of March 16, 2011) (the “Equity Plan”), which is administered by the Compensation, Corporate Governance and Nominating Committee of our Board of Directors. Based in part on the recommendations of our Chief Executive Officer and, for certain matters, the advice of the committee’s compensation consultant, the committee designates participants to receive awards, determines the types of awards to be granted, sets the terms and conditions of the awards, and makes all other determinations necessary under the Equity Plan. The Equity Plan currently authorizes the issuance of up to 6,200,000 shares of common stock and the maximum number of shares for which awards may be granted to any individual participant in any calendar year is 500,000 shares.

The Equity Plan permits the committee to grant stock options, stock appreciation rights, restricted stock, stock units and cash awards. Any award made to an employee may be structured to qualify as a performance based award, so that it is exempt from the one million dollar compensation limit under Section 162(m) of the Internal Revenue Code. The stock options we granted in 2011 have a seven year term and become exercisable on a three-year schedule, with one-third of each award becoming exercisable on each of the first, second and third anniversaries of the grant date.

Stock options may become fully exercisable earlier upon a change in control, as described below under the heading “Potential Payments Upon Termination or Change in Control.” The exercise price of each option equals or exceeds the fair market value of a share of our common stock on the date of grant. Fair market value is determined by the committee and, for the 2011 awards, was again determined to be equal to the volume weighted average price of a share of our common stock on NASDAQ on the grant date of the awards. The volume weighted average price is calculated by taking the weighted average of the prices of each trade of our common stock on NASDAQ on the grant date. Prior to the adoption of the Equity Plan, we had made option grants under the Gentiva Health Services, Inc. 1999 Stock Incentive Plan.

The shares of restricted stock we granted in 2011 have a three-year vesting period. The performance share units we granted in 2011 are earned by meeting certain performance measures based on fully-diluted earnings per share for the fiscal year ended December 31, 2011, including certain adjustments to those performance measures, with 50% of target shares earned if a threshold level of performance is met, 100% of target shares earned if the target level of performance is met and 200% of target shares earned if the maximum level of performance is met. Generally, no shares will be awarded unless the recipient is employed by us as of December 31, 2013. In 2011, we also granted performance cash awards, which are earned by meeting certain performance measures based on fully-diluted earnings per share for the fiscal year ended December 31, 2013, including certain adjustments to those performance measures. Similar to the performance share units we granted, a recipient will earn 50% of the target award if the threshold performance level is met, 100% of the target award if the target performance level is met and 200% of the target award if the maximum performance level is met. See the section entitled “Compensation Discussion and Analysis—Long Term Incentives” for additional information.

Executive Officers Bonus Plan

We provide our executive officers with annual incentive cash awards, which we refer to as the executives’ annual bonuses, under our Executive Officers Bonus Plan (the “Bonus Plan”). The Bonus Plan is administered by the Compensation, Corporate Governance and Nominating Committee of our Board of Directors, which has the authority to establish performance goals and formulas for determining incentive awards under the plan each fiscal year, select the executives who are included within the Bonus Plan definition of eligible participants, and determine whether the performance goals for any fiscal year have been achieved. Under the Bonus Plan, the amount of any executive’s annual bonus may not be greater than the lesser of 200% of the executive’s annual base salary or $2.5 million. Bonuses are paid in a single lump sum in cash after the end of the fiscal year. Generally, an executive must remain employed through the end of the year to receive a bonus, except in certain circumstances as described below under the heading “Potential Payments Upon Termination or Change in Control.” See the section entitled “Compensation Discussion and Analysis—Annual Cash Incentives” for additional information.

Other Benefits and Perquisites

Our executive officers are entitled to an annual executive physical. We pay the full cost of the physical, which is based on contractual rates we negotiated with the provider of the physicals. We also provide our executive officers with life insurance benefits, as described below under the heading “Potential Payments Upon Termination or Change in Control.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Tony Strange	—	305,000	(1)	—		$5.16	11/9/2018	—		—	—		—
	—	38,125	(2)	—		$7.74	11/9/2018	—		—	—		—
	—	38,125	(3)	—		$10.32	11/9/2018	—		—	—		—
	—	—		—		—	—	26,000	(4)	$175,500	—		—
	—	—		—		—	—	54,800	(5)	$369,900	—		—
	—	51,200	(6)	—		$26.58	1/5/2018	—		—	—		—
	—	—		—		—	—	70,900	(7)	$478,575	—		—
	—	—		—		—	—	20,000	(8)	$135,000	10,000	(9)	$67,500
	—	55,000	(10)	—		$25.61	1/6/2017	—		—	—		—
	50,000	50,000	(11)	—		$26.43	2/3/2019	—		—	—		—
	31,250	31,250	(12)	—		$28.17	1/5/2019	—		—	—		—
	31,250	—		31,250	(13)	$28.17	1/5/2019	—		—	—		—
	52,500	17,500	(14)	—		$18.54	1/15/2018	—		—	—		—
	70,000	—		—		$19.52	1/5/2017	—		—	—		—
	65,000	—		—		$18.22	3/31/2016	—		—	—		—

Eric R. Slusser	—	110,000	(1)	—		$5.16	11/9/2018	—		—	—		—
	—	13,750	(2)	—		$7.74	11/9/2018	—		—	—		—
	—	13,750	(3)	—		$10.32	11/9/2018	—		—	—		—
	—	—		—		—	—	9,400	(4)	$63,450	—		—
	—	—		—		—	—	19,800	(5)	$133,650	—		—
	—	18,500	(6)	—		$26.58	1/5/2018	—		—	—		—
	—	—		—		—	—	38,500	(7)	$259,875	—		—
	—	—		—		—	—	4,100	(15)	$27,675	—		—
	—	—		—		—	—	4,100	(8)	$27,675	2,050	(9)	$13,838
	—	25,000	(10)	—		$25.61	1/6/2017	—		—	—		—
	25,000	25,000	(16)	—		$24.28	11/5/2016	—		—	—		—

David A. Causby	—	100,000	(1)	—		$5.16	11/9/2018	—		—	—		—
	—	12,500	(2)	—		$7.74	11/9/2018	—		—	—		—
	—	12,500	(3)	—		$10.32	11/9/2018	—		—	—		—
	—	—		—		—	—	8,400	(4)	$56,700	—		—
	—	—		—		—	—	17,800	(5)	$120,150	—		—
	—	16,600	(6)	—		$26.58	1/5/2018	—		—	—		—
	—	—		—		—	—	34,400	(7)	$232,200	—		—
	—	—		—		—	—	1,600	(15)	$10,800	—		—
	—	—		—		—	—	1,600	(8)	$10,800	800	(9)	$5,400
	—	9,700	(10)	—		$25.61	1/6/2017	—		—	—		—
	12,500	12,500	(11)	—		$26.43	2/3/2019	—		—	—		—
	15,000	5,000	(14)	—		$18.54	1/15/2018	—		—	—		—
	8,000	—		—		$19.52	1/5/2017	—		—	—		—
	6,500	—		—		$16.62	12/7/2016	—		—	—		—
	3,200	—		—		$18.22	3/31/2016	—		—	—		—

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jeff Shaner	—	100,000	(1)	—	$5.16	11/9/2018	—		—	—		—
	—	12,500	(2)	—	$7.74	11/9/2018	—		—	—		—
	—	12,500	(3)	—	$10.32	11/9/2018	—		—	—		—
	—	—		—	—	—	8,400	(4)	$56,700	—		—
	—	—		—	—	—	17,800	(5)	$120,150	—		—
	—	16,600	(6)	—	$26.58	1/5/2018	—		—	—		—
	—	—		—	—	—	34,400	(7)	$232,200	—		—
	—	—		—	—	—	1,600	(15)	$10,800	—		—
	—	—		—	—	—	1,600	(8)	$10,800	800	(9)	$5,400
	—	9,700	(10)	—	$25.61	1/6/2017	—		—	—		—
	12,500	12,500	(11)	—	$26.43	2/3/2019	—		—	—		—
	—	5,000	(14)	—	$18.54	1/15/2018	—		—	—		—
	10,000	—		—	$19.52	1/5/2017	—		—	—		—
	5,000	—		—	$18.22	3/31/2016	—		—	—		—

John N. Camperlengo	—	95,000	(1)	—	$5.16	11/9/2018	—		—	—		—
	—	11,875	(2)	—	$7.74	11/9/2018	—		—	—		—
	—	11,875	(3)	—	$10.32	11/9/2018	—		—	—		—
	—	—		—	—	—	7,900	(4)	$53,325	—		—
	—	—		—	—	—	16,800	(5)	$113,400	—		—
	—	15,600	(6)	—	$26.58	1/5/2018	—		—	—		—
	—	—		—	—	—	32,400	(7)	$218,700	—		—
	—	—		—	—	—	5,000	(17)	$33,750	—		—
	—	—		—	—	—	2,400	(15)	$16,200	—		—
	—	—		—	—	—	2,400	(8)	$16,200	1,200	(9)	$8,100
	—	14,300	(10)	—	$25.61	1/6/2017	—		—	—		—
	15,000	15,000	(11)	—	$26.43	2/3/2019	—		—	—		—
	30,000	10,000	(18)	—	$18.18	5/19/2018	—		—	—		—

(1)	These options were granted on November 9, 2011 and vest over three years, with 33.33% vesting on each of the first, second and third anniversaries of the date of grant.
(2)	These options were granted on November 9, 2011 and vest over three years, with 33.33% vesting on each of the first, second and third anniversaries of the date of grant.
(3)	These options were granted on November 9, 2011 and vest over three years, with 33.33% vesting on each of the first, second and third anniversaries of the date of grant.
(4)	These shares of restricted stock were granted on January 5, 2011 and vest 100% three years from the grant date.
(5)	On January 5, 2011, performance share units were granted which are earned based on the satisfaction of certain performance criteria for the 2011 fiscal year. The performance criteria for 2011 were achieved at maximum level, resulting in the earning of performance share units as to 100% of the maximum number of eligible shares. These shares generally will be awarded to the recipient only if he is employed by the Company as of December 31, 2013.
(6)	These options were granted on January 5, 2011 and vest over three years, with 33.33% vesting on each of the first, second and third anniversaries of the date of grant.

(7)	These shares of restricted stock were granted on November 15, 2010 and vest 100% five years from the grant date.
(8)	On January 6, 2010, performance share units were granted which are earned based on the satisfaction of certain performance criteria for each of the 2010, 2011 and 2012 fiscal years. The performance criteria for 2010 and 2011 were achieved at maximum level, resulting in the earning of performance share units as to 66.66% of the maximum number of eligible shares. These shares generally will be awarded to the recipient only if he is employed by the Company as of December 31, 2012.
(9)	The performance share units reported, which were awarded in 2010, represent maximum award amounts as required by rule and are valued at $6.75 per share, the closing price of our common stock on December 30, 2011. The actual number of shares earned shall be determined by the Compensation, Corporate Governance and Nominating Committee after it determines whether the earnings per share performance goals have been met at the conclusion of our 2012 fiscal year. See the section entitled “Compensation Discussion and Analysis—Long-Term Incentives” for additional information regarding our performance share units.
(10)	These options were granted on January 6, 2010 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.
(11)	These options were granted on February 3, 2009 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.
(12)	These options were granted on January 5, 2009 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.
(13)	These options were granted on January 5, 2009 and are subject to performance vesting, which could result in 0 to 31,250 options being vested at the end of four years.
(14)	These options were granted on January 15, 2008 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.
(15)	These shares of restricted stock were granted on January 6, 2010 and vest 100% three years from the grant date.
(16)	These options were granted on November 5, 2009 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.
(17)	These shares of restricted stock were granted on May 13, 2010 and vest 100% three years from the grant date.
(18)	These options were granted on May 19, 2008 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises of stock options by our NEOs during the 2011 fiscal year:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Tony Strange	—	—	—	—
Eric R. Slusser	—	—	—	—
David A. Causby	—	—	—	—
Jeff Shaner	6,700	$56,094	—	—
John N. Camperlengo	—	—	—	—

Nonqualified Deferred Compensation

The following table sets forth information regarding deferred compensation arrangements that are not tax qualified for our NEOs:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(1)(2)
(a)	(b)	(c)	(d)	(e)	(f)
Tony Strange	$138,600	$210,100	$(18,761)	—	$1,097,638
Eric R. Slusser	$62,100	$90,250	$(7,486)	—	$217,986
David A. Causby	$62,000	$59,230	$(17,586)	—	$383,990
Jeff Shaner	$59,300	$59,230	$(3,818)	—	$207,320
John N. Camperlengo	$24,000	$56,160	$(6,890)	—	$191,108

(1)	The “Registrant Contributions in Last FY” column and “Aggregate Balance at Last FYE” column include our matching contributions under the 2005 Nonqualified Retirement Plan from 2011 and discretionary retirement contributions under the 2005 Nonqualified Retirement Plan that were made during 2012 with respect to the 2011 plan year, which are also reported in the Summary Compensation Table for 2011 under “All Other Compensation.”
(2)	This column includes an amount that is included in the “All Other Compensation” column of the Summary Compensation Table for 2010 and 2009 for certain of the named executive officers, as follows:

Name	2010	2009
Tony Strange	$175,658	$97,729
Eric R. Slusser	$33,556	—
David A. Causby	—	—
Jeff Shaner	—	—
John N. Camperlengo	$37,334	$22,513

Gentiva Health Services, Inc. 2005 Nonqualified Retirement Plan

Our NEOs are eligible to participate in the Gentiva Health Services, Inc. 2005 Nonqualified Retirement Plan (the “2005 Plan”), which is a nonqualified defined contribution retirement plan covering our highly compensated employees. In August 2007, our Board of Directors adopted, effective November 1, 2007, this plan to effectively “spin-off” from Gentiva’s existing Nonqualified Retirement and Savings Plan a new plan that generally retains the economic terms of the then existing plan, but reflects necessary amendments based on the final regulations under Section 409A of the Internal Revenue Code. The 2005 Plan applies to eligible highly compensated employees, including the NEOs, and includes all amounts deferred after December 31, 2004 as well as after-tax contributions. Simultaneously with the adoption of the 2005 Plan, the then existing plan was amended to freeze that plan such that no further contributions would be made to that plan effective November 1, 2007.

Under the 2005 Plan, our executives may contribute up to 30% of their base salary and up to 75% of their bonuses and annual incentive awards, each on a pre-tax and/or after-tax basis. The 2005 Plan permits us to make both matching contributions and separate discretionary retirement contributions, which are determined by our Compensation, Corporate Governance and Nominating Committee. In 2011, we matched 50% of a participant’s contributions that do not exceed 6% of the participant’s compensation (for a contribution up to 3% of compensation). Effective as of January 1, 2012, the matching contribution was changed to 50% of a participant’s contributions that do not exceed 5% of the participant’s compensation.

For 2011, we also made separate discretionary retirement contributions equal to 6.4% of each participant’s compensation (base salary and bonus) in excess of $110,000. Employees must be employed on the date the contribution is credited to the participants’ accounts to receive the contribution. Compensation used to calculate these contributions includes base salary paid in 2011, as well as the bonuses and annual incentive awards that were paid in 2011.

Participants become 25% vested in our matching contributions and discretionary retirement contributions after completing two years of service with us, 50% vested after three years of service, 75% vested after four years of service, and 100% vested after five years of service. Participants also become fully vested upon termination of employment due to their death or disability, and upon a change in control, as described more fully in the section below entitled “Potential Payments Upon Termination or Change in Control.” Additionally, in order to comply with Section 409A of the Internal Revenue Code, the 2005 Plan limits the timing of distributions and deferral elections as required by the Code. A participant is always 100% vested in his or her own contributions.

Contributions under the 2005 Plan are credited to a bookkeeping account for the participant. Each account is adjusted for earnings and losses based on the performance of investment options, principally mutual funds, the participant selects. Subject to the requirements of Section 409A of the Internal Revenue Code, distributions under the 2005 Plan are generally made in a lump sum or up to ten annual installments, as the participant elects, following termination of employment. A participant may request a withdrawal during employment of any after-tax contributions, subject to pro-rated forfeiture of the match contribution made after January 1, 2012, or of other contributions in the event of an unforeseeable emergency. A participant’s after-tax contributions are set aside in a trust for the benefit of the participant. All pre-tax contributions are unfunded and payable from our general assets, although we have set aside funds in a trust to help us pay those benefits. The assets in this trust are subject to the claims of our general creditors.

Potential Payments Upon Termination or Change in Control

This section describes payments that would be made to our NEOs following termination of employment or upon a change in control of Gentiva. In the first part of this section, we describe benefits that will be provided under our severance and change in control agreements, which are designed so that executives can only receive benefits under one of the two agreements upon termination; they cannot receive benefits under both. At the end of this section, we describe termination and change in control benefits provided under other general plans and arrangements that apply to any participating executive officer.

Executive Officer Change in Control Agreements

We have change in control agreements in place with Messrs. Strange, Slusser, Causby, Shaner and Camperlengo, the terms of which extend until February 26, 2014 unless terminated earlier as set forth in the agreements. These agreements generally provide benefits in the event of a change in control if (1) the executive’s employment is terminated by us without “cause” or by the executive for “good reason” and (2) the termination is within two years after a change in control. In addition, the executive officer receives the benefit of the agreement if we terminate the executive without “cause” within one year before a change in control, if the termination arises in connection with the change in control.

Under the change in control agreements, “cause” generally means the executive’s:

•	felony conviction;

•	act of willful fraud, dishonesty or moral turpitude;

•	willful and continued failure to substantially perform the executive’s duties for us, which is not corrected after we make a written demand; or

•	willful engaging in conduct which is demonstrably and materially injurious to us.

No benefits are payable under a change in control agreement if an executive’s employment is terminated for “cause.”

Termination for “good reason” generally means, unless remedied by us within 30 days after receipt of written notice from the executive, the executive terminated due to:

•	a material reduction in the executive’s annual base salary except as part of a general reduction for all of our executive officers unless such reduction exceeds 20% of base salary;

•

our relocation of the executive more than 40 miles farther from the executive’s principal residence than was the executive’s office location immediately before the “protection period” under the change in control agreement;

•

our failure to maintain benefits not materially less favorable as those in place before the change in control or taking any action that would reduce the executive’s benefits, other than a minor reduction that applies to all participants;

•	a material reduction in the executive’s positions, duties and responsibilities;

•	our failure to have a successor assume the change in control agreement; or

•	our attempt to terminate the executive for cause or without cause without giving the executive advance written notice.

Change in control is defined the same as in our Equity Plan, as described below. No event constitutes a change in control, however, unless that event is also a “change in control event” as defined in the regulations issued under Section 409A of the Internal Revenue Code.

The benefits provided under the change in control agreement generally are:

•	base salary through the date of termination of employment, together with payment for unused vacation;

•

a lump sum equal to two times the executive’s base salary and target annual bonus for the year of termination or average annual bonus for the three years before the year of termination, whichever is higher;

•	pro rata share of the target annual bonus for the year of termination without regard to whether the performance goals are attained;

•

continued health, life, disability and other employee welfare benefits on the same basis as an active employee for the lesser of two years or until the executive is provided substantially similar benefits by another employer;

•

full vesting of the executive’s options, other equity-based awards and performance cash awards and continued exercisability of stock options for one year following termination (but not beyond the original full term of the stock option) or for such period of time as may be provided under the plan under which the stock options were granted, whichever is longer;

•	accelerated vesting of any accrued retirement benefits;

•	additional cash payments for any equity or incentive awards that are forfeited in connection with certain terminations of employment within the one year period before a change of control occurs; and

•	outplacement services for up to 12 months.

Under certain circumstances, the above benefits can be reduced in order to avoid the incurrence of excise taxes by the executives and the loss of a tax deduction to us. In addition, we are required to pay the executive’s legal fees if the executive prevails in a dispute with us relating to the change in control agreement. The executives are not required to seek other employment or otherwise mitigate any damages that are caused as a result of a change in control, but they are required to keep our confidential information private.

Severance Agreements

We have in place severance agreements with Messrs. Strange, Slusser, Causby, Shaner and Camperlengo. These severance agreements provide severance benefits if we terminate the officer other than for “cause,” or if, subject to certain notice and cure provisions, the officer terminates his employment within 60 days after we reduce the officer’s base salary, other than a general salary reduction that applies to a majority of our salaried employees.

“Cause” in the agreements is generally defined as the officer’s:

•	conviction for any felony;

•	act of willful fraud, dishonesty or moral turpitude;

•	controlled substance abuse;

•	abuse of alcohol or drugs that interferes with or affects responsibilities to us or negatively reflects upon our integrity or reputation;

•	gross negligence that is materially injurious to us;

•	violation of any express written directions or any reasonable written policy or procedure we may establish regarding the conduct of our business; or

•	violation of any material term and condition of the severance agreement.

The severance benefits generally consist of:

•	continued base salary for 12 months;

•	an additional cash payment in an amount equal to one times the executive’s target annual bonus for the year of termination;

•	a pro rata share of the target annual bonus for the year of termination (subject to attainment of the performance goals established for such year);

•	outplacement services for up to 12 months; and

•

continued health benefits for up to 12 months on the same basis as active employees for the same period, or until the executive obtains similar health benefits from a new employer, whichever comes first.

No benefits are payable under the severance agreement if benefits are payable under the officer’s change in control agreement. Pursuant to the severance agreements, the officers agreed to sign a general release following termination. In addition, separate non-solicitation, non-competition and confidentiality agreements with each of our executives contain valuable covenants to protect our confidentiality, as well as non-competition and non-solicitation covenants that protect our business.

Mr. Strange

The following table shows the potential payments to Mr. Strange assuming termination of employment on December 30, 2011, the last business day of our 2011 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our Equity Plan upon a change in control, as described below.

	Severance Agreement			Change in Control Agreement
Executive Benefits and Payments Upon Termination	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$875,000	(1)	—	$1,750,000	(2)
Target Annual Bonus	$875,000	(1)	—	$2,212,300	(2)
Pro-Rata Bonus	$—	(1)	—	$875,000	(2)
Stock Option Vesting	—		—	$484,950	(3)
Performance Share Unit Vesting	—		—	$549,900	(4)
Restricted Stock Vesting	—		—	$654,075	(4)
Performance Cash Award Vesting	—		—	$656,250	(5)

Benefits and Perquisites:
Retirement Plan Vesting	—		—	$—	(6)
Health and Welfare Benefits	$12,482	(7)	—	$25,450	(8)
Life Insurance	—		—	$1,630	(8)
Executive Physical	—		—	$8,600	(8)
Outplacement Services	$30,000	(9)	—	$30,000	(9)
Excise Tax Cut Back	—		—	$—	(10)

Total	$1,792,482		—	$7,248,155

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 12 months of salary and a full year target annual bonus would be paid. In addition, if Mr. Strange had been terminated during 2011 without cause or within 60 days of a salary reduction, he would have been paid a pro rata share of bonus based on the level of attainment of performance goals. Because the performance goals for 2011 were not attained, no pro rata bonus would have been paid to Mr. Strange.
(2)	For termination following a change in control, assumes two times both the salary and the greater of either Mr. Strange’s target annual bonus for the year that includes his termination of employment or the annual bonus averaged for the three years immediately prior to the year that includes the date of his termination of employment would be paid. In addition, if Mr. Strange had been terminated during 2011 due to a change in control, he would have been paid a pro rata share of bonus at target regardless of the level of attainment of performance goals. For purposes of this table, it is assumed that if Mr. Strange had been terminated on December 30, 2011, he would have been paid his full target bonus.
(3)	Payment upon termination was determined by calculating the difference between the closing price of our common stock on December 30, 2011 and the exercise price of all outstanding unvested stock options for which the closing price on December 30, 2011 was in excess of the unvested stock options exercise price. Stock options would fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.
(4)	Payment upon termination was determined by multiplying the closing price of our common stock on December 30, 2011 by the number of Mr. Strange’s unvested shares of restricted stock and performance share units as of that date. For purposes of this table and the Excise Tax Cut Back calculation, any unearned performance share units at December 30, 2011 are assumed to vest at target upon a change in control. Shares of restricted stock and performance share units will fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for the accelerated vesting of these shares.

(5)	For purposes of this table and the Excise Tax Cut Back calculation, any unvested performance cash awards made under the Equity Plan are assumed to vest at target upon a change in control. Termination of employment is not required for the accelerated vesting of the performance cash awards.
(6)	Pursuant to the 2005 Nonqualified Retirement Plan’s vesting schedule, Mr. Strange is already 100% vested.
(7)	Assumes continued participation in current medical, dental and vision benefits as in place at the end of 2011 through the end of the severance period.
(8)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2011 at current rates for two years. For executive physical, assumes that Mr. Strange uses the benefit twice during this period.
(9)	Upon either termination without cause or termination within 60 days of a salary reduction or upon termination following a change in control, Mr. Strange would be entitled to outplacement services for up to twelve months at a cost to Gentiva not to exceed $30,000.
(10)	For Federal tax purposes, a 20% excise tax would generally be imposed on the amount of change in control benefits and payments that exceeds the average of Mr. Strange’s annual taxable earnings for the previous five years, but only if the total change in control benefits and payments exceed three times his average annual taxable earnings for the previous five years. The excise tax cutback provision contained in Mr. Strange’s agreement generally provides for a reduction in his change in control benefits and payments to just below the amount that would trigger the excise tax. However, the agreement provides that no reduction in the above benefits and payments in order to avoid the incurrence of the 20% Federal excise tax will be applied if the net after-tax benefit (after taking into account Federal, state, local and other income, employment, self-employment and excise taxes) to which Mr. Strange would otherwise be entitled without such reduction would be greater than the net after-tax benefit (after taking into account Federal, state, local or other income, employment, self-employment and excise taxes) to Mr. Strange resulting from the receipt of such benefits and payments with such reduction. The amounts reflected above do not include a reduction to avoid the 20% Federal excise tax.

Mr. Slusser

The following table shows the potential payments to Mr. Slusser assuming termination of employment on December 30, 2011, the last business day of our 2011 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our Equity Plan upon a change in control, as described below.

	Severance Agreement			Change in Control Agreement
Executive Benefits and Payments Upon Termination	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$475,000	(1)	—	$950,000	(2)
Target Annual Bonus	$356,250	(1)	—	$715,500	(2)
Pro-Rata Bonus	$—	(1)	—	$356,250	(2)
Stock Option Vesting	—		—	$174,900	(3)
Performance Share Unit Vesting	—		—	$170,550	(4)
Restricted Stock Vesting	—		—	$351,000	(4)
Performance Cash Award Vesting	—		—	$237,500	(5)

Benefits and Perquisites:
Retirement Plan Vesting	—		—	$51,770	(6)
Health and Welfare Benefits	$12,482	(7)	—	$25,450	(8)
Life Insurance	—		—	$1,630	(8)
Executive Physical	—		—	$8,600	(8)
Outplacement Services	$30,000	(9)	—	$30,000	(9)
Excise Tax Cut Back	—		—	$—	(10)

Total	$873,732		—	$3,073,150

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 12 months of salary and a full year target annual bonus would be paid. In addition, if Mr. Slusser had been terminated during 2011 without cause or within 60 days of a salary reduction, he would have been paid a pro rata share of bonus based on the level of attainment of performance goals. Because the performance goals for 2011 were not attained, no pro rata bonus would have been paid to Mr. Slusser.
(2)	For termination following a change in control, assumes two times both the salary and the greater of either Mr. Slusser’s target annual bonus for the year that includes his termination of employment or the annual bonus averaged for the three years immediately prior to the year that includes the date of his termination of employment would be paid. In addition, if Mr. Slusser had been terminated during 2011 due to a change in control, he would have been paid a pro rata share of bonus at target regardless of the level of attainment of performance goals. For purposes of this table, it is assumed that if Mr. Slusser had been terminated on December 30, 2011, he would have been paid his full target bonus.
(3)	Payment upon termination was determined by calculating the difference between the closing price of our common stock on December 30, 2010 and the exercise price of all outstanding unvested stock options for which the closing price on December 30, 2011 was in excess of the unvested stock options exercise price. Stock options would fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.
(4)	Payment upon termination was determined by multiplying the closing price of our common stock on December 30, 2011 by the number of Mr. Slusser’s unvested shares of restricted stock and performance share units as of that date. For purposes of this table and the Excise Tax Cut Back calculation, any unearned performance share units at December 30, 2011 are assumed to vest at target upon a change in control. Shares of restricted stock and performance share units will fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for the accelerated vesting of these shares.
(5)	For purposes of this table and the Excise Tax Cut Back calculation, any unvested performance cash awards made under the Equity Plan are assumed to vest at target upon a change in control. Termination of employment is not required for the accelerated vesting of the performance cash awards.
(6)	Pursuant to the 2005 Nonqualified Retirement Plan’s vesting schedule, Mr. Slusser is 25% vested at the end of 2011, but a change in control would cause any unvested amounts to become fully vested.
(7)	Assumes continued participation in current medical, dental and vision benefits as in place at the end of 2011 through the end of the severance period.
(8)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2011 at current rates for two years. For executive physical, assumes that Mr. Slusser uses the benefit twice during this period.
(9)	Upon either termination without cause or termination within 60 days of a salary reduction or upon termination following a change in control, Mr. Slusser would be entitled to outplacement services for up to twelve months at a cost to Gentiva not to exceed $30,000.
(10)	For Federal tax purposes, a 20% excise tax would generally be imposed on the amount of change in control benefits and payments that exceeds the average of Mr. Slusser’s annual taxable earnings for the previous two years, but only if the total change in control benefits and payments exceed three times his average annual taxable earnings for the previous two years. The excise tax cutback provision contained in Mr. Slusser’s agreement generally provides for a reduction in his change in control benefits and payments to just below the amount that would trigger the excise tax. However, the agreement provides that no reduction in the above benefits and payments in order to avoid the incurrence of the 20% Federal excise tax will be applied if the net after-tax benefit (after taking into account Federal, state, local and other income, employment, self-employment and excise taxes) to which Mr. Slusser would otherwise be entitled without such reduction would be greater than the net after-tax benefit (after taking into account Federal, state, local or other income, employment, self-employment and excise taxes) to Mr. Slusser resulting from the receipt of such benefits and payments with such reduction. The amounts reflected above do not include a reduction to avoid the 20% Federal excise tax.

Mr. Causby

The following table shows the potential payments to Mr. Causby assuming termination of employment on December 30, 2011, the last business day of our 2011 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our Equity Plan upon a change in control, as described below.

	Severance Agreement			Change in Control Agreement
Executive Benefits and Payments Upon Termination	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$425,000	(1)	—	$850,000	(2)
Target Annual Bonus	$318,750	(1)	—	$637,500	(2)
Pro-Rata Bonus	$—	(1)	—	$318,750	(2)
Stock Option Vesting	—		—	$159,000	(3)
Performance Share Unit Vesting	—		—	$134,550	(4)
Restricted Stock Vesting	—		—	$299,700	(4)
Performance Cash Award Vesting	—		—	$212,500	(5)

Benefits and Perquisites:
Retirement Plan Vesting	—		—	$—	(6)
Health and Welfare Benefits	$12,482	(7)	—	$25,450	(8)
Life Insurance	—		—	$1,630	(8)
Executive Physical	—		—	$8,600	(8)
Outplacement Services	$30,000	(9)	—	$30,000	(9)
Excise Tax Cut Back	—		—	$—	(10)

Total	$786,232		—	$2,677,680

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 12 months of salary and a full year target annual bonus would be paid. In addition, if Mr. Causby had been terminated during 2011 without cause or within 60 days of a salary reduction, he would have been paid a pro rata share of bonus based on the level of attainment of performance goals. Because the performance goals for 2011 were not attained, no pro rata bonus would have been paid to Mr. Causby.
(2)	For termination following a change in control, assumes two times both the salary and the greater of either Mr. Causby’s target annual bonus for the year that includes his termination of employment or the annual bonus averaged for the three years immediately prior to the year that includes the date of his termination of employment would be paid. In addition, if Mr. Causby had been terminated during 2011 due to a change in control, he would have been paid a pro rata share of bonus at target regardless of the level of attainment of performance goals. For purposes of this table, it is assumed that if Mr. Causby had been terminated on December 30, 2011, he would have been paid his full target bonus.
(3)	Payment upon termination was determined by calculating the difference between the closing price of our common stock on December 30, 2011 and the exercise price of all outstanding unvested stock options for which the closing price on December 30, 2011 was in excess of the unvested stock options exercise price. Stock options would fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.
(4)	Payment upon termination was determined by multiplying the closing price of our common stock on December 30, 2011 by the number of Mr. Causby’s unvested shares of restricted stock and performance share units as of that date. For purposes of this table and the Excise Tax Cut Back calculation, any unearned performance share units at December 30, 2011 are assumed to vest at target upon a change in control. Shares of restricted stock and performance share units will fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for the accelerated vesting of these shares.

(5)	For purposes of this table and the Excise Tax Cut Back calculation, any unvested performance cash awards made under the Equity Plan are assumed to vest at target upon a change in control. Termination of employment is not required for the accelerated vesting of the performance cash awards.
(6)	Pursuant to the 2005 Nonqualified Retirement Plan’s vesting schedule, Mr. Causby is already 100% vested.
(7)	Assumes continued participation in current medical, dental and vision benefits as in place at the end of 2011 through the end of the severance period.
(8)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2011 at current rates for two years. For executive physical, assumes that Mr. Causby uses the benefit twice during this period.
(9)	Upon either termination without cause or termination within 60 days of a salary reduction or upon termination following a change in control, Mr. Causby would be entitled to outplacement services for up to twelve months at a cost to Gentiva not to exceed $30,000.
(10)	For Federal tax purposes, a 20% excise tax would generally be imposed on the amount of change in control benefits and payments that exceeds the average of Mr. Causby’s annual taxable earnings for the previous five years, but only if the total change in control benefits and payments exceed three times his average annual taxable earnings for the previous five years. The excise tax cutback provision contained in Mr. Causby’s agreement generally provides for a reduction in his change in control benefits and payments to just below the amount that would trigger the excise tax. However, the agreement provides that no reduction in the above benefits and payments in order to avoid the incurrence of the 20% Federal excise tax will be applied if the net after-tax benefit (after taking into account Federal, state, local and other income, employment, self-employment and excise taxes) to which Mr. Causby would otherwise be entitled without such reduction would be greater than the net after-tax benefit (after taking into account Federal, state, local or other income, employment, self-employment and excise taxes) to Mr. Causby resulting from the receipt of such benefits and payments with such reduction. The amounts reflected above do not include a reduction to avoid the 20% Federal excise tax.

Mr. Shaner

The following table shows the potential payments to Mr. Shaner assuming termination of employment on December 30, 2011, the last business day of our 2011 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our Equity Plan upon a change in control, as described below.

	Severance Agreement			Change in Control Agreement
Executive Benefits and Payments Upon Termination	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$425,000	(1)	—	$850,000	(2)
Target Annual Bonus	$318,750	(1)	—	$637,500	(2)
Pro-Rata Bonus	$—	(1)	—	$318,750	(2)
Stock Option Vesting	—		—	$159,000	(3)
Performance Share Unit Vesting	—		—	$134,550	(4)
Restricted Stock Vesting	—		—	$299,700	(4)
Performance Cash Award Vesting	—		—	$212,500	(5)

Benefits and Perquisites:
Retirement Plan Vesting	—		—	$—	(6)
Health and Welfare Benefits	$12,482	(7)	—	$25,450	(8)
Life Insurance	—		—	$1,630	(8)
Executive Physical	—		—	$8,600	(8)
Outplacement Services	$30,000	(9)	—	$30,000	(9)
Excise Tax Cut Back	—		—	$—	(10)

Total	$786,232		—	$2,677,680

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 12 months of salary and a full year target annual bonus would be paid. In addition, if Mr. Shaner had been terminated during 2011 without cause or within 60 days of a salary reduction, he would have been paid a pro rata share of bonus based on the level of attainment of performance goals. Because the performance goals for 2011 were not attained, no pro rata bonus would have been paid to Mr. Shaner.
(2)	For termination following a change in control, assumes two times both the salary and the greater of either Mr. Shaner’s target annual bonus for the year that includes his termination of employment or the annual bonus averaged for the three years immediately prior to the year that includes the date of his termination of employment would be paid. In addition, if Mr. Shaner had been terminated during 2011 due to a change in control, he would have been paid a pro rata share of bonus at target regardless of the level of attainment of performance goals. For purposes of this table, it is assumed that if Mr. Shaner had been terminated on December 30, 2011, he would have been paid his full target bonus.
(3)	Payment upon termination was determined by calculating the difference between the closing price of our common stock on December 30, 2011 and the exercise price of all outstanding unvested stock options for which the closing price on December 30, 2011 was in excess of the unvested stock options exercise price. Stock options would fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.
(4)	Payment upon termination was determined by multiplying the closing price of our common stock on December 30, 2011 by the number of Mr. Shaner’s unvested shares of restricted stock and performance share units as of that date. For purposes of this table and the Excise Tax Cut Back calculation, any unearned performance share units at December 30, 2011 are assumed to vest at target upon a change in control. Shares of restricted stock and performance share units will fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for the accelerated vesting of these shares.
(5)	For purposes of this table and the Excise Tax Cut Back calculation, any unvested performance cash awards made under the Equity Plan are assumed to vest at target upon a change in control. Termination of employment is not required for the accelerated vesting of the performance cash awards.
(6)	Pursuant to the 2005 Nonqualified Retirement Plan’s vesting schedule, Mr. Shaner is already 100% vested.
(7)	Assumes continued participation in current medical, dental and vision benefits as in place at the end of 2011 through the end of the severance period.
(8)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2011 at current rates for two years. For executive physical, assumes that Mr. Shaner uses the benefit twice during this period.
(9)	Upon either termination without cause or termination within 60 days of a salary reduction or upon termination following a change in control, Mr. Shaner would be entitled to outplacement services for up to twelve months at a cost to Gentiva not to exceed $30,000.
(10)	For Federal tax purposes, a 20% excise tax would generally be imposed on the amount of change in control benefits and payments that exceeds the average of Mr. Shaner’s annual taxable earnings for the previous five years, but only if the total change in control benefits and payments exceed three times his average annual taxable earnings for the previous five years. The excise tax cutback provision contained in Mr. Shaner’s agreement generally provides for a reduction in his change in control benefits and payments to just below the amount that would trigger the excise tax. However, the agreement provides that no reduction in the above benefits and payments in order to avoid the incurrence of the 20% Federal excise tax will be applied if the net after-tax benefit (after taking into account Federal, state, local and other income, employment, self-employment and excise taxes) to which Mr. Shaner would otherwise be entitled without such reduction would be greater than the net after-tax benefit (after taking into account Federal, state, local or other income, employment, self-employment and excise taxes) to Mr. Shaner resulting from the receipt of such benefits and payments with such reduction. The amounts reflected above do not include a reduction to avoid the 20% Federal excise tax.

Mr. Camperlengo

The following table shows the potential payments to Mr. Camperlengo assuming termination of employment on December 30, 2011, the last business day of our 2011 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our Equity Plan upon a change in control, as described below.

	Severance Agreement			Change in Control Agreement
Executive Benefits and Payments Upon Termination	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$400,000	(1)	—	$800,000	(2)
Target Annual Bonus	$280,000	(1)	—	$560,000	(2)
Pro-Rata Bonus	$—	(1)	—	$280,000	(2)
Stock Option Vesting	—		—	$151,050	(3)
Performance Share Unit Vesting	—		—	$135,000	(4)
Restricted Stock Vesting	—		—	$321,975	(4)
Performance Cash Award Vesting	—		—	$200,000	(5)

Benefits and Perquisites:
Retirement Plan Vesting	—		—	$—	(6)
Health and Welfare Benefits	$12,482	(7)	—	$25,450	(8)
Life Insurance	—		—	$1,630	(8)
Executive Physical	—		—	$8,600	(8)
Outplacement Services	$30,000	(9)	—	$30,000	(9)
Excise Tax Cut Back	—		—	$—	(10)

Total	$722,482		—	$2,513,705

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 12 months of salary and a full year target annual bonus would be paid. In addition, if Mr. Camperlengo had been terminated during 2011 without cause or within 60 days of a salary reduction, he would have been paid a pro rata share of bonus based on the level of attainment of performance goals. Because the performance goals for 2011 were not attained, no pro rata bonus would have been paid to Mr. Camperlengo.
(2)	For termination following a change in control, assumes two times both the salary and the greater of either Mr. Camperlengo’s target annual bonus for the year that includes his termination of employment or the annual bonus averaged for the three years immediately prior to the year that includes the date of his termination of employment would be paid. In addition, if Mr. Camperlengo had been terminated during 2011 due to a change in control, he would have been paid a pro rata share of bonus at target regardless of the level of attainment of performance goals. For purposes of this table, it is assumed that if Mr. Camperlengo had been terminated on December 30, 2011, he would have been paid his full target bonus.
(3)	Payment upon termination was determined by calculating the difference between the closing price of our common stock on December 30, 2011 and the exercise price of all outstanding unvested stock options for which the closing price on December 30, 2011 was in excess of the unvested stock options exercise price. Stock options would fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for this benefit.
(4)	Payment upon termination was determined by multiplying the closing price of our common stock on December 30, 2011 by the number of Mr. Camperlengo’s unvested shares of restricted stock and performance share units as of that date. For purposes of this table and the Excise Tax Cut Back calculation, any unearned performance share units at December 30, 2011 are assumed to vest at target upon a change in control. Shares of restricted stock and performance share units will fully vest upon a change in control pursuant to the Equity Plan. Termination of employment is not required for the accelerated vesting of these shares.

(5)	For purposes of this table and the Excise Tax Cut Back calculation, any unvested performance cash awards made under the Equity Plan are assumed to vest at target upon a change in control. Termination of employment is not required for the accelerated vesting of the performance cash awards.
(6)	Pursuant to the 2005 Nonqualified Retirement Plan’s vesting schedule, Mr. Camperlengo is already 100% vested.
(7)	Assumes continued participation in current medical, dental and vision benefits as in place at the end of 2011 through the end of the severance period.
(8)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2011 at current rates for two years. For executive physical, assumes that Mr. Camperlengo uses the benefit twice during this period.
(9)	Upon either termination without cause or termination within 60 days of a salary reduction or upon termination following a change in control, Mr. Camperlengo would be entitled to outplacement services for up to twelve months at a cost to Gentiva not to exceed $30,000.
(10)	For Federal tax purposes, a 20% excise tax would generally be imposed on the amount of change in control benefits and payments that exceeds the average of Mr. Camperlengo’s annual taxable earnings for the previous five years, but only if the total change in control benefits and payments exceed three times his average annual taxable earnings for the previous five years. The excise tax cutback provision contained in Mr. Camperlengo’s agreement generally provides for a reduction in his change in control benefits and payments to just below the amount that would trigger the excise tax. However, the agreement provides that no reduction in the above benefits and payments in order to avoid the incurrence of the 20% Federal excise tax will be applied if the net after-tax benefit (after taking into account Federal, state, local and other income, employment, self-employment and excise taxes) to which Mr. Camperlengo would otherwise be entitled without such reduction would be greater than the net after-tax benefit (after taking into account Federal, state, local or other income, employment, self-employment and excise taxes) to Mr. Camperlengo resulting from the receipt of such benefits and payments with such reduction. The amounts reflected above do not include a reduction to avoid the 20% Federal excise tax.

Executive Officers Bonus Plan

Generally, our executives must remain employed through the end of the year to receive payment of their annual incentive awards under our Executive Officers Bonus Plan. However, if an executive were to terminate during the year due to death, disability or retirement, the executive would receive a prorated award. Because no annual incentive awards were payable in respect of our 2011 fiscal year, upon termination under any of these circumstances on December 31, 2011, the last day of our 2011 fiscal year, no annual incentive awards would have been payable to any of our executives.

Life Insurance

For employees with annual base salaries over $100,000 per year, including our NEOs, we pay for an individual term life insurance policy that provides benefits equal to one times the employee’s annual base salary, subject to a maximum benefit of $350,000. If any of our NEOs had terminated due to death on December 31, 2011, the officer would have received benefits under this policy equal to $350,000 for Messrs. Strange, Slusser, Causby, Shaner and Camperlengo. These amounts would be payable by the insurance company that issued the life insurance policies.

2004 Equity Incentive Plan

Restricted stock, performance share units and cash awards granted to an individual under the Equity Plan that have not yet vested shall be forfeited upon the individual’s termination of service, unless otherwise provided in the award agreement.

If an individual is granted stock options under the Equity Plan (an “optionee”) and such optionee’s employment terminates due to death, disability or retirement, any exercisable stock options expire on the earlier of 12 months following termination of the optionee’s employment or the expiration of the options’ stated term. Retirement means termination of service at age 55 or later with ten or more years of service, at age 62 or later with five or more years of service, at age 65 or later, or at such other age as the Compensation, Corporate Governance and Nominating Committee may determine. If an optionee’s employment terminates for cause, all outstanding stock options terminate immediately. If an optionee’s employment terminates for any other reason, any exercisable stock options expire on the earlier of 90 days following termination of the optionee’s service or the expiration of their stated term. “Cause” means:

•	the optionee’s conviction or plea of guilty or nolo contendere to a felony;

•	any act of willful fraud, dishonesty or moral turpitude; or

•	any willful and material breach of any written policy or any confidential or proprietary information, non-compete or non-solicitation covenant for our benefit.

If there is a change in control of Gentiva, then all outstanding stock options and any other awards under the Equity Plan will immediately become vested and exercisable, any restrictions on restricted stock awards or performance share units will immediately lapse and all awards would remain exercisable for the remainder of their terms, even if the award recipient were to terminate employment. A change in control would generally occur if:

•	any person or group acquires beneficial ownership of at least 25% of the total voting power of our stock;

•	our directors or individuals approved by at least two-thirds of our existing Board of Directors cease to constitute a majority of our Board of Directors;

•	a majority of the nominees fail to be elected to our Board of Directors at a shareholders’ meeting;

•

we liquidate, or consummate a merger or consolidation, and either we are not the continuing or surviving company or our shares are converted to cash, securities or property, except where our shareholders continue to hold at least a majority of the resulting entity or our directors continue to constitute a majority of the board of directors of the resulting entity; or

•	we sell or otherwise dispose of substantially all of our assets.

Thereafter, all awards are subject to the terms of any agreement effecting the change of control, which agreement may provide, without limitation, that in lieu of continuing the awards, each stock option and stock appreciation right outstanding under the Equity Plan will terminate within a specified number of days after notice to the participant, and that the participant will receive, with respect to each share of common stock subject to such stock option or stock appreciation right, an amount equal to the excess of the fair market value of such shares of common stock immediately prior to the occurrence of such change of control over the exercise price (or base value ) per share underlying such stock option or stock appreciation right with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the committee, in its discretion, determines.

DIRECTOR COMPENSATION

The table below describes compensation paid to our non-employee directors in 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Robert S. Forman, Jr.	$97,000	$110,000	—	—	—	—		$207,000
Victor F. Ganzi	$111,750	$110,000	—	—	—	—		$221,750
Philip R. Lochner, Jr.	$79,750	$110,000	—	—	—	—		$189,750
Ronald A. Malone	$86,171	$123,111	—	—	—	$192,482	(4)	$401,764
Stuart Olsten	$78,750	$110,000	—	—	—	—		$188,750
Sheldon M. Retchin	$77,250	$110,000	—	—	—	—		$187,250
Raymond S. Troubh	$80,000	$110,000	—	—	—	—		$190,000
Rodney D. Windley	$89,500	$110,000	—	—	—	$17,808	(5)	$217,308

(1)	The grant date fair values, determined in accordance with FASB ASC Topic 718, of the deferred stock unit awards made in 2011 were (i) $13,111 for Mr. Malone for the grant made on January 1, 2011; (ii) $20,000 for each director for the quarterly grant made on March 1, 2011; and (iii) $30,000 for each director for each of the quarterly grants made on June 1, September 1 and December 1, 2011. Assumptions used in the calculation of the values of the stock award are included in note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 except that, as required by the Securities and Exchange Commission regulations, the amounts in the table above do not reflect any assumed forfeitures.
(2)	As of December 31, 2011, directors held deferred stock units as follows: Mr. Forman—15,611; Mr. Ganzi—39,918; Mr. Lochner—15,611; Mr. Malone—11,904; Mr. Olsten—39,918; Dr. Retchin—15,611; Mr. Troubh—36,888; and Mr. Windley—24,397.
(3)	No options were granted to non-employee directors in 2011. As of December 31, 2011, directors held stock options as follows: Mr. Malone—641,638 (all of which were awarded for services rendered when Mr. Malone was an employee of Gentiva); and Mr. Olsten—17,500. On May 12, 2011, the final exercise date of Mr. Malone’s options was extended from December 31, 2012 to June 30, 2014 (but not beyond the original full term of the option). The incremental fair value of such extension computed in accordance with FAS 123R was $406,850.
(4)	Includes post-employment consulting fees ($180,000) and medical, dental, and vision benefits Mr. Malone received pursuant to his employment agreement.
(5)	Mr. Windley has received medical, dental and vision benefits following our acquisition of The Healthfield Group, Inc.

Compensation of Directors

Effective May 12, 2011, each non-employee member of our Board of Directors receives an annual retainer fee of $50,000 payable in cash. Any non-employee director who serves as chairperson of a committee of the Board of Directors receives an additional $10,000 annually for acting as chairperson, except that the chairperson of the Audit Committee receives $20,000 annually. The Lead Director receives an additional $20,000 annually. Non-employee directors also receive $2,000 for each Board of Directors or committee meeting they attend, or $750 if attendance is by telephone. Non-employee directors who participate in business updates conducted by management also receive $750 for each update. Prior to May 12, 2011, each non-employee director received a cash annual retainer fee of $45,000.

Effective May 12, 2011, and pursuant to the Gentiva Health Services, Inc. Stock & Deferred Compensation Plan for Non-Employee Directors, each non-employee director also receives an annual retainer in the form of a deferred stock unit award valued at $120,000, which is credited quarterly to a bookkeeping account for the non-employee director. The number of deferred stock units credited to each director’s account quarterly is calculated by dividing $30,000 by the average closing price of a share of our common stock on NASDAQ for the ten trading days preceding the quarterly calculation dates, which are March 1, June 1, September 1 and December 1. Upon termination of service on the Board of Directors, the director is entitled to receive a number of shares of our common stock equal to the number of deferred stock units then credited to the director’s account. Prior to May 12, 2011, each non-employee director received an annual deferred stock award valued at $80,000 and calculated in the same manner. The shares underlying the deferred stock units cannot be sold by the directors until termination of their directorship. On March 1, 2012, we made a cash payment of $28,136 to each of our non-employee directors in lieu of a portion of a grant of deferred stock units because there were insufficient shares available for the full equity grant.

Any director who is also an employee does not receive any additional compensation for serving on our Board of Directors. However, all directors, regardless of whether or not they are our employees, receive reimbursement for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and its committees.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information regarding our equity compensation plans as of December 31, 2011:

	(a)	(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
Equity compensation plans approved by security holders	4,543,329	$14.51	(3)	1,756,378
Equity compensation plans not approved by security holders	—	—		—

Total	4,543,329	$14.51	(3)	1,756,378

(1)	Consists of securities to be issued upon exercise of outstanding stock options under Gentiva’s 1999 Stock Incentive Plan and the Equity Plan (4,228,907), outstanding performance share units under Gentiva’s Equity Plan (114,564) and outstanding stock units under Gentiva’s Stock & Deferred Compensation Plan for Non-Employee Directors (199,858).
(2)	Consists of securities available for future issuance under Gentiva’s Equity Plan (814,552), Employee Stock Purchase Plan (939,931) and Stock & Deferred Compensation Plan for Non-Employee Directors (1,895).
(3)	The outstanding stock options under Gentiva’s 1999 Stock Incentive Plan and the Equity Plan have a weighted-average exercise price of $15.59. The outstanding performance share units under Gentiva’s Equity Plan and the outstanding stock units under Gentiva’s Stock & Deferred Compensation Plan for Non-Employee Directors do not have an exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are party to an Aircraft Dry Lease Agreement, effective as of February 24, 2010 (“Aircraft Lease”), with RDW Ventures, LLC, an entity in which Rodney Windley, the vice chairman of our Board of Directors, is manager and has a 100% beneficial interest. The Aircraft Lease provides for the use by us of an aircraft from RDW Ventures. We leased the aircraft from RDW Ventures in 2011 on the terms and conditions contained in the Aircraft Lease, and we may continue to lease the aircraft in the future. We are not under any obligation to lease the aircraft, and the Aircraft Lease may be terminated by us with 30 days’ notice. In 2011, we paid to, or for the account of, RDW Ventures, or accrued for payment to RDW Ventures approximately $166,300 for the leased aircraft and related expenses under the Aircraft Lease.

We have entered into indemnification agreements with each of our directors and officers. The form of such indemnification agreement has been filed with the SEC. These agreements provide that we indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, advance their expenses incurred as a result of a proceeding as to which they may be indemnified and cover such persons under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. The indemnification agreements exclude the following from indemnification:

•	remuneration provided in violation of law;

•	liability under section 16(b) of the Exchange Act;

•	any proceeding for which the Board of Directors (or any committee thereof) has determined, prior to the date of the indemnification agreement, that the indemnitee is not entitled to indemnification;

•	any amounts paid in settlement of any proceeding effected without our written consent; or

•

except in limited circumstances, proceedings or claims initiated or brought by the indemnitee against us or our current or former directors, officers, employees or other agents and not by way of defense.

The rights to indemnification and advancement of expenses remain in effect during the period of service and continue indefinitely thereafter with respect to possible claims as they relate to the service as a director or officer. We are obligated to require any possible successor to expressly assume the terms of the indemnification agreements.

Policies and Procedures for Review and Approval of Related Party Transactions

We believe that business decisions and actions taken by our officers, directors and employees should be based on the best interests of Gentiva, and must not be motivated by personal considerations or relationships. We attempt to analyze any transactions in which Gentiva participates and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations.

Related persons include any of our directors or executive officers, certain of our shareholders and immediate family members of any of the above-mentioned persons. A conflict of interest may occur when an individual’s private interest interferes, or appears to interfere, in any way with the interests of Gentiva. Our Audit Committee has oversight responsibility for our Code of Ethics for Senior Financial Officers and for our Code of Business Conduct and Ethics, which requires all directors, officers and employees to disclose to our Chief Compliance Officer any interest held by them in any entity doing business with us, including interests held by their immediate family members, except for ownership of less than 1% of a public corporation. In addition, all directors, officers and employees are required to disclose any other arrangements by them or their immediate family members, such as consulting or part-time employment arrangements or other dealings with entities with which we do business. Once the Chief Compliance Officer receives notice of a conflict of interest, he or she will review and investigate the relevant facts and will then generally consult with our General Counsel and the Audit Committee as appropriate.

Under the Audit Committee’s charter, the Audit Committee is responsible for reviewing and pre-approving any related party transactions, which include transactions in which any related person has a direct or indirect material interest. Copies of our Code of Ethics for Senior Financial Officers, our Code of Business Conduct and Ethics and our Audit Committee charter are available on our website at www.gentiva.com under the Investors section.

In addition to the reporting requirements under the Code of Business Conduct and Ethics, each year our directors and executive officers complete Directors and Officers Questionnaires identifying any transactions with us in which the executive officer or director or any immediate family members have an interest. Any such transactions or other related party transactions are reviewed by our General Counsel and, in consultation with our Chief Financial Officer, are brought to the attention of the Audit Committee as appropriate. As noted above, our Audit Committee is responsible for reviewing and approving all transactions with any related person. At its meeting on February 22, 2012, the Audit Committee reviewed and approved our use of leased aircraft as described above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2012 fiscal year. PricewaterhouseCoopers LLP has audited our books and records since our incorporation in 1999.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions posed by shareholders.

The vote of a majority of the shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval of Proposal 2. An abstention will have the same effect as a vote against Proposal 2. If Proposal 2 is not approved, the Audit Committee will reconsider its selection.

The Board of Directors and the Audit Committee recommend that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2012 fiscal year.

Fees Billed by PricewaterhouseCoopers LLP

Fees, which include related “out of pocket costs,” billed to us by PricewaterhouseCoopers LLP for services rendered during fiscal years 2011 and 2010 were as follows:

Fee Category	2011	2010
Audit Fees	$1,000,500	$917,000
Audit-Related Fees	—	412,000
Tax Fees	26,000	112,600
All Other Fees	3,000	—

Total	$1,034,000	$1,441,600

Audit Fees for 2011 and 2010 related to the integrated audit of our annual consolidated financial statements and our internal control over financial reporting, as well as review of financial statements included in our quarterly reports on Form 10-Q. Audit-Related Fees in 2010 related to due diligence and other services associated with the Odyssey acquisition. Tax Fees in 2011 and in 2010 related to tax planning and compliance services. In addition, Tax Fees in 2010 related to tax services associated with the Odyssey transaction.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy requiring it to pre-approve all audit (including audit-related) services and permitted non-audit services provided by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence. The Audit Committee pre-approved all fiscal 2011 services provided by PricewaterhouseCoopers LLP.

The policy sets forth specified audit, audit-related, tax and other permissible non-audit services, if any, for which pre-approval is provided up to a maximum fee amount set annually by the Audit Committee. Pre-approval is generally provided for up to one year, and any proposed services exceeding these fee levels must be specifically pre-approved by the Audit Committee. Any services not specifically identified in the policy must receive specific pre-approval. The independent registered public accounting firm and management report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval. The Audit Committee may also pre-approve particular services on a case-by-case basis and may delegate specific pre-approval authority to one or more members pursuant to a resolution adopted by the unanimous approval of the Audit Committee, provided that the member reports any pre-approved services at the next regularly scheduled Audit Committee meeting.

AUDIT COMMITTEE REPORT

In accordance with its charter, the Audit Committee assisted the Board of Directors in fulfilling its oversight responsibility relating to the integrity of our financial statements and monitoring our accounting, auditing and financial reporting practices and compliance by us with legal and regulatory requirements. In addition, the Audit Committee selected PricewaterhouseCoopers LLP to be the independent registered public accounting firm to audit the consolidated financial statements of Gentiva and its subsidiaries.

The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed this information with PricewaterhouseCoopers LLP. The Audit Committee has also discussed with management and with PricewaterhouseCoopers LLP the quality and adequacy of our critical accounting principles, internal control over financial reporting and the internal audit and compliance functions, organization, responsibilities, budget and staffing. The Audit Committee has also reviewed with PricewaterhouseCoopers LLP, our internal auditors and our Chief Compliance Officer their audit and compliance plans, scope and identification of audit risks.

The discussions with PricewaterhouseCoopers LLP also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of Gentiva and its subsidiaries and its internal control over financial reporting with management and with PricewaterhouseCoopers LLP. Based on all of the foregoing reviews and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Robert S. Forman, Jr., Chairman

Victor F. Ganzi

Stuart Olsten

Sheldon M. Retchin

Raymond S. Troubh

PROPOSAL NO. 3

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

In connection with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and the related rules promulgated by the SEC, we are requesting your advisory, non-binding approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (beginning on page 14 above), the compensation tables (beginning on page 28 above), and the accompanying narrative as presented in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives shareholders the opportunity to provide their input on our executive pay program and policies.

Executive Compensation Vote

We believe that our executive compensation program has been effective in aligning the interests of shareholders and executives, incentivizing the accomplishment of corporate goals, and attracting and retaining talented executives. In deciding how to vote on this Say-on-Pay proposal, please consider that we take into account the following factors regarding developing and overseeing our compensation program, which are described in detail in this proxy statement under the heading “Executive Compensation—Compensation Discussion and Analysis”:

•	Enhancing shareholder value by focusing our executives’ efforts on the specific performance metrics that help drive shareholder value;

•	Attracting, motivating and retaining executive talent willing to commit to long-term shareholder value creation;

•	Aligning executive decision making with our business strategy and goal setting;

•	Reflecting industry standards, offering competitive total compensation opportunities and balancing the need for talent with reasonable compensation expense; and

•	Providing executives with information so that they understand their total compensation and how rewards are generally a function of both organizational and individual performance.

Our Board of Directors, therefore, urges you to approve the compensation of our named executive officers by voting in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative as presented in this proxy statement.”

Vote Required

The affirmative vote of the holders of the majority of the shares represented at the meeting and who are entitled to vote on, and who vote for, against, or expressly abstain, is required to approve the resolution. As an advisory vote, this Say-on-Pay proposal is not binding. However, our Board of Directors and our Compensation, Corporate Governance and Nominating Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions regarding Gentiva’s named executive officers. The Board of Directors has made a determination to provide for annual say-on-pay advisory votes, and accordingly, unless modified, the next say-on-pay advisory vote will be held at our 2013 annual meeting of shareholders.

The Board of Directors and the Compensation, Corporate Governance and Nominating Committee recommend that you vote FOR the approval of the compensation of our named executive officers.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO THE GENTIVA HEALTH SERVICES, INC.

STOCK & DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Background

Based on the approval and recommendation of the Compensation, Corporate Governance and Nominating Committee, our Board of Directors approved the amendment to the Gentiva Health Services, Inc. Stock and Deferred Compensation Plan for Non-Employee Directors (“DSU Plan”), effective February 23, 2012, subject to shareholder approval, for the purpose of increasing the aggregate number of shares of our common stock available for issuance under the DSU Plan by 350,000 shares. As of March 12, 2012, seven shares of our common stock were available for future issuance of awards under the DSU Plan. Therefore, we are asking shareholders to approve an increase in the number of shares available under the DSU Plan to allow us to continue to offer this valuable and competitive program. We believe that it is in our best interest to continue the DSU Plan to help us attract and retain qualified non-employee directors and align the interests of our non-employee directors with those of our shareholders.

Our Board of Directors recommends that the shareholders approve the amendment to the DSU Plan. The affirmative vote of a majority of the votes cast will be required for approval of the amendment to the DSU Plan. A “majority of votes cast” means that the number of votes cast “for” the proposal exceeds the number of votes cast “against.” Votes cast exclude “abstentions” and any “broker non-votes” with respect to the proposal.

Described below is a summary of the principal features of the DSU Plan. The summary is qualified in its entirety by reference to the DSU Plan (as amended and restated as of December 31, 2007), which was attached as Exhibit 10.3 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, Amendment No. 1 to the DSU Plan, which was attached as Exhibit 10.3 to our Quarterly Report on Form 10-Q for the quarterly period ended July 4, 2010, Amendment No. 2 to the DSU Plan, which was attached as Exhibit 10.4 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, as well as the proposed Amendment No. 3, which is attached as Appendix A to this proxy statement.

Description of the DSU Plan

The DSU Plan provides for the payment of annual retainer fees for our non-employee directors in the form of deferred stock units. On March 12, 2012, we had eight non-employee directors who were eligible for participation in the DSU Plan. Each unit represents the right to receive a share of our common stock in the future. The DSU Plan currently provides for the issuance of up to 300,000 shares of our common stock, subject to adjustment to reflect any change in capitalization affecting our common stock, such as a stock dividend, stock split or recapitalization. Amendment No. 3, if approved, would increase the number of shares reserved for issuance under the DSU Plan by an additional 350,000 shares, so that a total of 650,000 shares of our common stock could be issued under the DSU Plan.

Under the DSU Plan, $120,000 from each non-employee director’s annual retainer fee is automatically deferred into stock units, in four quarterly installments. The quarterly installments occur on March 1, June 1, September 1 and December 1 of each year. On each installment date, each non-employee director is credited with a number of deferred stock units equal to $30,000, divided by the average closing price of our common stock for the ten trading days immediately before the installment date, rounded to the nearest whole number of units. If an individual becomes a non-employee director other than on the date of an annual shareholders meeting, he or she receives a pro-rated award based on the number of days in the calculation period that he or she serves as a director. On March 12, 2012, the closing price of a share of our common stock on Nasdaq was $7.12.

The deferred stock units are credited to a bookkeeping account for the director. The accounts are always fully vested. In addition, if we pay any dividends on our common stock during the deferral period, the DSU Plan provides that we will pay participants, in cash, an amount equal to the dividend that would be payable on their units if the underlying shares had been issued.

The director’s DSU Plan account is distributed in shares of our common stock after the director leaves the Board of Directors. The account is distributed in full at the time of termination of the director’s service, in full up to one year after termination of the director’s service, or, with respect to stock units credited prior to January 1, 2004, in up to three annual installments, as elected by the director.

The DSU Plan is administered by our Board of Directors. Our Board of Directors may amend, alter, suspend, discontinue or terminate the DSU Plan without the consent of shareholders, but no amendment or termination may materially and adversely affect the rights of any non-employee director without his or her consent. The accounts under the DSU Plan are unfunded.

Future Plan Benefits

As noted above, the DSU Plan provides for $120,000 from each non-employee director’s annual retainer fee to be automatically deferred into stock units, in four quarterly installments. Since ongoing allocations under the DSU Plan are conditioned on a non-employee director remaining in service with us, and the actual amount of stock units credited to the director is based on the average closing price of our common stock for the ten trading days immediately before the installment date, it is not possible to determine the benefits or amount of units that will be received by our non-employee directors in the future under the DSU Plan. In 2011, each of our non-employee directors received 11,410 units under the DSU Plan, and Ronald A. Malone also received a pro-rated award of 494 units on January 1, 2011, when his status changed to that of a non-employee director. On March 1, 2012, each non-employee director received 236 units under the DSU Plan and a cash payment in lieu of a portion of the quarterly deferred stock units award because there were insufficient deferred stock units available under the DSU Plan for a full equity award.

The Board of Directors and the Compensation, Corporate Governance and Nominating Committee recommend that you vote FOR approval of amendment to the Gentiva Health Services, Inc. Stock & Deferred Compensation Plan for Non-Employee Directors.

PROPOSAL 5

APPROVAL OF AMENDMENT TO GENTIVA HEALTH SERVICES, INC.

EMPLOYEE STOCK PURCHASE PLAN

Introduction

Based on the approval and recommendation of the Compensation, Corporate Governance and Nominating Committee, or the committee, our Board of Directors approved the amendment to the Gentiva Health Services, Inc. Employee Stock Purchase Plan (“ESPP”), effective February 23, 2012, subject to shareholder approval, for the purpose of increasing the aggregate number of shares of our common stock available for issuance under the ESPP by 1,800,000 shares. As of March 12, 2012, 939,931 shares of our common stock were available for future issuance under the ESPP. Therefore, we are asking shareholders to approve an increase in the number of shares available under the ESPP to allow us to continue to offer this valuable and competitive program. The purpose of the ESPP is to provide employees with an opportunity to purchase our common stock on a tax-advantaged basis, which will help align the interests of our employees with those of our shareholders.

Our Board of Directors recommends that the shareholders approve the amendment to the ESPP. The affirmative vote of a majority of the votes cast will be required for approval of the amendment to the ESPP. A “majority of votes cast” means that the number of votes cast “for” the proposal exceeds the number of votes cast “against.” Votes cast exclude “abstentions” and any “broker non-votes” with respect to the proposal.

In February 2011, the Board of Directors amended the ESPP to impose a one-year holding period requirement on any shares of common stock purchased under the ESPP. Described below is a summary of the principal features of the ESPP. The summary is qualified in its entirety by reference to the text of the ESPP (as amended as of February 23, 2011), which was attached as Exhibit 10.5 to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, as well as the proposed Amendment No. 1 to the ESPP, which is attached as Appendix B to this proxy statement.

Administration

Our Board of Directors has appointed the committee as administrator for the ESPP. None of the members of the committee is an employee or officer of Gentiva, and each is “independent” under Nasdaq listing standards. Subject to the express provisions of the ESPP, the committee has the power to determine the terms and conditions of each offering of stock to employees under the ESPP. The committee also has authority to:

•	adopt and revise rules, guidelines and practices governing the ESPP;

•	interpret the terms and provisions of the ESPP and any offering made under the ESPP; and

•	otherwise supervise the administration of the ESPP.

The committee has delegated authority to the Benefits Plan Administrative Committee, which is appointed by our Board of Directors, to prescribe rules, regulations and procedures relating to the administration of the ESPP.

Stock Subject to Employee Stock Purchase Plan

A total of 3,900,000 shares of our common stock was previously reserved for issuance under the ESPP, subject to equitable adjustment by the committee in the event of stock dividends, recapitalizations and other similar corporate events. Upon shareholder approval of the amendment, the maximum number of shares issuable under the ESPP would be increased by an additional 1,800,000 shares, to a total of 5,700,000 shares. Shares issued under the ESPP may be treasury shares, shares purchased on the open market or from private sources, or shares issued from Gentiva’s authorized but unissued shares. As of March 12, 2012, the closing price of a share of our common stock on Nasdaq, was $7.12.

Eligibility

Employees of Gentiva or any of our subsidiaries are eligible to participate in the ESPP. As of January 1, 2012, there were approximately 19,900 employees of Gentiva, all of whom were eligible to participate in the ESPP. Participation in the ESPP is entirely within the discretion of the eligible employees. Because Gentiva cannot presently determine the participation levels by employees, the rate of contribution by employees and the eventual purchase price under the ESPP, it is not possible to determine the value of the benefit that may be obtained by employees under the ESPP. Below is a table listing the number of shares purchased under the ESPP during the 2011 fiscal year for the indicated persons:

Name and Position	Dollar Value($)	Number of Full Shares
Tony Strange Chairman, Chief Executive Officer and President	$22,172	939
Eric R. Slusser Executive Vice President, Chief Financial Officer and Treasurer	$—	—
David A. Causby Senior Vice President and President, Home Health Division	$18,914	801
Jeff Shaner Senior Vice President and President, Hospice Division	$5,724	1,189
John N. Camperlengo Senior Vice President, General Counsel and Secretary	$22,172	939
All current executive officers, as a group	$68,983	3,868
All employees, other than current executive officers, as a group	$3,559,310	403,232
Non-executive directors, as a group	$—	—

Operation of the ESPP

The ESPP is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The ESPP allows participating employees to purchase our common stock through payroll withholding, or in such other manner as the committee may approve, but not to exceed 10% of the employee’s compensation (or such lesser amount as the committee determines). Employee contributions may be credited with interest if determined by the committee. No interest is currently credited. Upon termination of employment, the employee’s participation ceases and any outstanding contributions of the employee are refunded.

As permitted by the ESPP, the committee has currently provided for consecutive three month offering periods under which participating employees can elect to have amounts withheld from their total compensation during the offering period and applied to purchase our common stock at the end of the offering period. Unless otherwise determined by the committee before an offering period, the purchase price will be 85% of the fair market value of our common stock at the end of the offering period. Fair market value under the ESPP is computed as the average of the highest and lowest sales prices on the applicable date. At the end of the offering period, the employee’s contributions are automatically applied to purchase stock, and any excess amount in the employee’s account after making the purchase is refunded.

Unless otherwise determined by the committee, the maximum number of shares that may be purchased by an employee in any offering is 5,000 shares (the precise number of which is determined by a formula set forth in the ESPP). In addition, applicable Code limitations specify, in general, that (i) a participant’s right to purchase stock under the ESPP cannot accrue at a rate in excess of $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which any option granted to the employee is outstanding at any time, and (ii) an employee cannot be granted an option if the employee, immediately after the option is granted, owns shares possessing 5% or more of the total combined voting power or value of all classes of shares of Gentiva and its related entities. The offering period may be suspended or accelerated by the committee if required by law or deemed to be in Gentiva’s best interests, such as upon a change of control.

Amendments and Termination

The ESPP will terminate when all shares authorized to be issued under it have been exhausted. The committee may discontinue the ESPP at any time. Amendments may be made by the Board of Directors without shareholder approval, except as required to satisfy Section 423 of the Code. Currently, Section 423 requires such shareholder approval for amendments including an (1) increase the number of shares available for issuance under the ESPP, or (2) modification of the class of employees eligible to participate in the ESPP.

Transferability

No accounts or rights under the ESPP may be transferred or assigned. Shares purchased under the ESPP may be transferred, but employees may lose tax benefits if the shares are not held for a minimum period as described below.

Material Federal Income Tax Consequences

The following provides a brief summary of the United States federal income tax consequences of the ESPP to Gentiva and its employees pursuant to the Code and the Treasury Regulations promulgated thereunder. This summary is based on the Code and the Treasury Regulations as in effect as of the date of this proxy statement. Any subsequent legislative changes or changes in administrative or judicial interpretation may alter significantly the tax treatment discussed herein. The summary relates only to the United States federal income tax treatment; state, local, foreign, estate, gift and other tax consequences are not discussed. Further, this summary is not intended to be a complete analysis or discussion of all potential tax consequences of the ESPP. Each employee should consult his or her own tax advisors with respect to the tax consequences of participation in the ESPP.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The amounts withheld from an employee’s pay under the ESPP will be taxable income to him or her and must be included in his or her gross income for federal income tax purposes in the year in which such amounts otherwise would have been received. An employee’s direct payments to the ESPP do not result in any deductions for tax purposes. Generally, an employee does not recognize any income for federal income tax purposes either at the time he or she is granted an option to purchase shares pursuant to the ESPP (the beginning of the offering period) or at the time he or she acquires the shares pursuant to the ESPP (the end of the offering period).

Under federal income tax laws, favorable tax treatment of a disposition of shares acquired under the ESPP depends, in part, upon the length of time the employee holds the shares before disposing of them. To obtain some of the available federal income tax benefits, an employee must hold shares acquired under the ESPP for a period ending two years after the first day of the offering period (the “Two-Year Period”) and one year after the date the shares were purchased at the end of the offering period (the “One-Year Period”). If, within the Two-Year Period or the One-Year Period, an employee sells or otherwise disposes of (other than by transfer at death) shares acquired under the ESPP, he or she must recognize ordinary income in the year of sale or disposition in an amount equal to the excess of the fair market value of the shares on the date of purchase over the amount he or she paid for them. Any profit realized in excess of the amount included in ordinary income will generally be taxed as a capital gain, and any loss realized after increasing the basis of the stock by the ordinary income recognized will generally be a capital loss. Any resulting capital gain or loss will be long-term if the employee has held the shares for at least one year at the time of sale or disposition; otherwise, the capital gain or loss will be short-term.

If any employee sells or otherwise disposes of shares acquired under the ESPP after holding such shares for the Two-Year Period and the One-Year Period, or if the employee dies while holding the shares, he or she (or in the case of an employee’s death, the employee’s estate) must include, as ordinary income in the year of sale, an amount equal to the lesser of 15% of the fair market value of the shares on the first day of the offering period or the excess of the fair market value of the shares at the time he or she sells the shares (generally, the sale price) over the amount he or she paid for them.

Additionally, gain realized in excess of the amount thus included in ordinary income will generally be taxed as long-term capital gain. Any loss resulting from the sale will generally be treated as a long-term capital loss.

Gentiva does not receive any income tax deduction as a result of issuing shares pursuant to the ESPP, except upon a sale of shares by an employee within the Two-Year Period or the One-Year Period. In such an event, Gentiva would be entitled to a deduction equal to the amount included as ordinary income to the employee with respect to his or her sale of shares.

The ESPP is not, and is not intended to be, a qualified retirement plan; therefore, the ESPP is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 401(a) of the Code.

The Board of Directors and the Compensation, Corporate Governance and Nominating Committee recommend that you vote FOR approval of the amendment to the Gentiva Health Services, Inc. Employee Stock Purchase Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and the rules thereunder require our directors and officers and persons who beneficially own more than ten percent of our outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities and to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of copies of reports furnished to us and upon representations made by such persons, we believe that during the fiscal year ended December 31, 2011, all persons subject to the Section 16(a) filing requirements filed the required reports on a timely basis.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Proposals of shareholders intended for inclusion in our proxy statement and form of proxy for our 2013 Annual Meeting must be received in writing by November 27, 2012 at the Office of Secretary at our principal executive offices located at 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. In addition, notice of any proposal that a shareholder desires to propose for consideration at the 2013 Annual Meeting must contain information as specified in our By-Laws and must be received in writing by us at the above address on or after January 10, 2013 and on or before February 9, 2013. In order for proposals of stockholders to be considered timely within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by our Secretary at the address above by February 9, 2013.

OTHER MATTERS

A copy of our Annual Report on Form 10-K for our last fiscal year is available without charge to shareholders upon written request to John N. Camperlengo, Secretary, Gentiva Health Services, Inc., 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. The Annual Report on Form 10-K is also available online at the Investors section of our website at www.gentiva.com.

We will pay the cost of soliciting proxies in the accompanying proxy form. We have retained the services of Georgeson Inc. to assist in the solicitation of proxies for a fee estimated to be $7,000, plus reimbursement for out-of-pocket expenses. Except for this fee, we do not expect to pay any other fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of Gentiva, who will not receive any additional compensation for any such solicitation activities.

The Board of Directors knows of no other matters that may come before the meeting. If any other matters should be brought before the meeting for action, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to authority conferred by the proxy.

By Order of the Board of Directors

John N. Camperlengo
Senior Vice President, General Counsel and Secretary

Dated: March 27, 2012

Atlanta, Georgia

Appendix A

AMENDMENT NO. 3

to

GENTIVA HEALTH SERVICES, INC.

STOCK & DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

This Amendment No. 3 to Gentiva Health Services, Inc. Stock & Deferred Compensation Plan for Non-Employee Directors, as amended and restated as of December 31, 2007, as further amended by Amendment No. 1 thereto and as further amended by Amendment No. 2 thereto (the “Plan”), is made by Gentiva Health Services, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company has authorized amending the Plan to increase the number of shares of the Company’s Common Stock reserved for issuance under the Plan, subject to shareholder approval; and

WHEREAS, the Board of Directors adopted resolutions approving this Amendment No. 3, subject to shareholder approval, on February 23, 2012;

NOW THEREFORE, the Plan is amended as follows, effective upon shareholder approval:

1. In the last sentence of Section 3 of the Plan, the number 300,000 is deleted, and the number 650,000 is substituted therefor.

2. Except as amended hereby, all other terms and conditions of the Plan shall remain in full force and effect.

A-1

Appendix B

AMENDMENT NO. 1

to

GENTIVA HEALTH SERVICES, INC.

EMPLOYEE STOCK PURCHASE PLAN

This Amendment No. 1 to Gentiva Health Services, Inc. Employee Stock Purchase Plan, as amended as of February 23, 2011 (the “Plan”), is made by Gentiva Health Services, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company has authorized amending the Plan to increase the number of shares of the Company’s Common Stock reserved for issuance under the Plan, subject to shareholder approval; and

WHEREAS, the Board of Directors adopted resolutions approving this Amendment No. 1, subject to shareholder approval, on February 23, 2012;

NOW THEREFORE, the Plan is amended as follows, effective upon shareholder approval:

1. The following sentence shall be added to end of Section 4(a) of the Plan:

“Effective as of February 23, 2012, (but subject to shareholder approval within 12 months of that date), an additional 1,800,000 shares of Common Stock may be sold under the Plan, such that the aggregate number of shares of Common Stock which may be sold under the Plan is increased to 5,700,000 shares.”

2. Except as amended hereby, all other terms and conditions of the Plan shall remain in full force and effect.

B-1

FORM OF PROXY

SM GENTIVA

great healthcare has come home

GENTIVA HEALTH SERVICES, INC.

3350 RIVERWOOD PARKWAY

SUITE 1400

ATLANTA, GA 30339

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors For Against Abstain

01 Robert S. Forman, Jr.

02 Victor F. Ganzi

03 Philip R. Lochner, Jr.

04 Stuart Olsten

05 Sheldon M. Retchin

06 Tony Strange

07 Raymond S. Troubh

08 Rodney D. Windley

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain

2. Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.

3. Approval, by non-binding advisory vote, of compensation of Company’s named executive officers.

4. Approval of amendment to Company’s Stock & Deferred Compensation Plan for Non-Employee Directors.

5. Approval of amendment to Company’s Employee Stock Purchase Plan.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions) Yes No

Please indicate if you plan to attend this meeting

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000131804_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

GENTIVA HEALTH SERVICES, INC.

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders, May 10, 2012

The undersigned hereby appoints Tony Strange, Eric R. Slusser and John N. Camperlengo, and each of them, as proxies, with full power of substitution, to represent and to vote, as designated herein, all shares of Common Stock of Gentiva Health Services, Inc. (the “Company”), at its Annual Meeting of Shareholders to be held at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339 on Thursday, May 10, 2012 at 9:30 a.m., and at all adjournments thereof, which the undersigned could vote, if personally present, in such manner as the proxies may determine on any matters which may properly come before the meeting and to vote on the items as specified on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR APPROVAL, BY ADVISORY VOTE, OF COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, FOR APPROVAL OF AN AMENDMENT TO THE COMPANY’S STOCK & DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS AND FOR APPROVAL OF AN AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side

0000131804_2 R1.0.0.11699